BELMONT AFFORDABLE HOUSING II, L.P.



                     AMENDED AND RESTATED AGREEMENT

                        OF LIMITED PARTNERSHIP



                    Dated as of January 1, 1999


                BELMONT AFFORDABLE HOUSING II, L.P.


                          TABLE OF CONTENTS

	Page

ARTICLE I Defined Terms	4
ARTICLE II Name and Business	14
2.1 Name; Continuation	14
2.2 Office and Resident Agent	15
2.3 Purpose	15
2.4  Term and Dissolution	15
ARTICLE III Mortgage, Refinancing and Disposition of Property  16
ARTICLE IV Partners	16
4.1 General Partners	16
4.2 Investment Limited Partner, Special Limited Partner and
Nonprofit (Original) Limited Partner	17
4.3 Liability of the Limited Partners	17
4.4 Special Rights of the Investment Limited Partner and the
Special Limited Partner	17
4.5 Meetings	19
4.6 Special Duties of Nonprofit Participant	19
ARTICLE V Capital Contributions of the Investment Limited Partner
and the Special Limited Partner	20
5.1 Payments	20
5.2 Return of Capital Contributions	23
ARTICLE VI Rights, Powers and Duties of General Partners	25
6.1 Authorized Acts	25
6.2 Restrictions on Authority	26
6.3 Personal Services	27
6.4 Business Management and Control; Tax Matters Partner	27
6.5 Duties and Obligations	28
6.6 Representations and Warranties	31
6.7 Liability on the Permanent Mortgages	34
6.8 Indemnification of the General Partners	34
6.9 Indemnification of the Partnership and the Limited Partners
	35
6.10 Operating Deficits	35
6.11 Obligation to Complete the Rehabilitation of the Apartment
Complex	36
6.12 Certain Payments to the General Partners and Others	37
6.13 Delegation of General Partner Authority	38
6.14 Assignment to Partnership	38
6.15 Additional Right of General Partners and Affiliates to
Develop Adjacent Property	39
ARTICLE VII Withdrawal of a General Partner;
New General Partners	39
7.1 Withdrawal	39
7.2 Obligation to Continue	40
7.3 Withdrawal of All General Partners	40
7.4 Interest of General Partner After Permitted Withdrawal	40
7.5 Admission of Additional General Partner(s) under Certain
Circumstances	41
ARTICLE VIII Transferability of Limited Partner Interests	41
8.1 Assignments	41
8.2 Substituted Limited Partner	42
8.3 Restrictions	42
ARTICLE IX Borrowings	43
9.1 Borrowings	43
ARTICLE X Profits, Losses, Tax Credits, Distributions and Capital
Accounts	43
10.1 Capital and Capital Accounts	43
10.2 Profits, Losses and Tax Credits	44
10.3 Cash Distributions Prior to Dissolution	45
10.4 Distributions Upon Dissolution	46
10.5 Special Provisions	47
10.6 Authority of the General Partners to Vary Allocations to
Preserve and Protect the Partners' Intent	50
ARTICLE XI Management Agent	51
ARTICLE XII Books and Records, Accounting, Tax Elections, Etc	52
12.1 Books and Records	52
12.2 Bank Accounts	52
12.3 Auditors	52
12.4 Cost Recovery and Elections	53
12.5 Special Basis Adjustments	53
12.6 Fiscal Year	53
12.7 Information to Partners	53
12.8 Expenses of the Partnership	57
12.9 Tax Credit Compliance Records	57
ARTICLE XIII General Provisions	57
13.1 Restrictions by Reason of Section 708 of the Code	57
13.2 Amendments to Certificate	58
13.3 Notices	58
13.4 Word Meanings	58
13.5 Binding Effect	58
13.6 Applicable Law	58
13.7 Counterparts	58
13.8 Financing Regulations	59
13.9 Separability of Provisions	59
13.10 Paragraph Titles	59
13.11 Amendment Procedure	59
13.12 Extraordinary Limited Partner Expenses	59
13.13 Time of Admission	60
13.14 Certain Special Restrictions	60
Schedule A	66




                   BELMONT AFFORDABLE HOUSING II, L.P.

                         AMENDED AND RESTATED
                   AGREEMENT OF LIMITED PARTNERSHIP


Preliminary Statement

	Belmont Affordable Housing II, L.P. (the "Partnership") was formed as a Pennsylvania limited partnership pursuant to a Limited Partnership Agreement dated August 30, 1997 (the
"Original Agreement") by and among T2G, Inc., a Pennsylvania corporation as general partner and Belmont Improvement
Association, Inc. as the special limited partner (the "Original Limited Partner"). A Certificate of Limited Partnership with respect thereto (the "Original Certificate") dated October 8,
1997 was filed in the Filing Office on October 20, 1997 and a Statement of Correction thereto was filed in the Filing Office on October 21, 1997 (together, the "Original Certificate"). Certain capitalized terms used herein shall have the respective meanings specified in Article I.

	In consideration of the mutual agreements set forth herein, it is agreed and certified, and the Original Agreement is hereby amended and restated in its entirety, as follows:


ARTICLE I	Defined Terms  TC "ARTICLE I	Defined Terms" \f C \l
"1"

	The following defined terms used in this Agreement shall have the meanings specified below:

	Act means the Uniform Limited Partnership Act as adopted by the State.

	Actual Credit means, with respect to a particular year, the total amount of Tax Credit properly allocable by the Partnership to the Investment Limited Partner for such year. The Actual
Credit for a year shall be retroactively revised if the amount of Tax Credit properly allocable to the Investment Limited Partner for such year is revised after audit or recaptured.

	Additional Limited Partner means any holder of an Interest designated as an Additional Limited Partner pursuant to Section
4.4(b) or Section 7.4.

	Admission Date means the first date on which all parties hereto shall have executed this Agreement, or, if, pursuant to the Act, the Investment Limited Partner shall not be deemed admitted to the Partnership on such date, then the next date thereafter on which the Investment Limited Partner shall be deemed to be admitted to the Partnership under the Act.

	Affiliate means, when used with reference to a specified Person, (i) any Person that directly or indirectly controls or is controlled by or is under common control with the specified Person, (ii) any Person that is an officer of, director of, partner in or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, director, partner or trustee, or with respect to which the specified Person serves in a similar capacity, (iii) any Person that, directly or indirectly, is the beneficial owner of 10% or more of any class of equity securities of the specified Person or of which the specified Person is directly or indirectly the owner of 10% or more of any class of equity securities, (iv) any Person who is an officer, director, general partner, trustee or holder of 10% or more of the voting securities or beneficial interests of any of the foregoing or (v) any Person treated as a Controlling Person. An Affiliate of the Partnership or of a General Partner does not include a Person who is a partner in a partnership or joint venture with the Partnership or any other Affiliate of the Partnership if such Person is not otherwise an Affiliate of the Partnership or a General Partner. For purposes of this definition, the term "Affiliate" shall not be deemed to include any law firm (or member or associate thereof) providing legal services to the Partnership, the General Partners or any Affiliate of any of them.

	Agency means, as applicable, HUD, the RDA, the Credit Agency and/or any other government agency having jurisdiction over the particular matter to which reference is being made.

	Agreement means this Amended and Restated Agreement of Limited Partnership, including Schedule A, as amended from time to time.

	Apartment Complex means the real property located in Philadelphia, Pennsylvania, as more fully described in the Permanent Mortgages, together with (i) all buildings and other improvements constructed or to be constructed thereon and
(ii) all furnishings, equipment, fixtures and personal property covered by the Mortgages, known or to be known as Belmont Two Apartments.

	Applicable Federal Rate means the "applicable federal rate" as defined in Section 1274(d) of the Code.

	Applicable Percentage has the meaning given to it in Section
42(b) of the Code.

	Asset Management Fee means the fee payable to BCCLP or an Affiliate thereof pursuant to Section 6.12(c).

	Auditors means Cogen Sklar LLP of Bala Cynwyd, PA (Attention: Alan Gubernick, CPA), or such other firm of independent certified public accountants as may be engaged by the General Partners with the consent of the Special Limited Partner for the purposes of preparing the Partnership income tax returns, auditing the books and records of the Partnership and certifying financial reports of the Partnership.

	BCCLP means Boston Capital Communications Limited
Partnership, a Massachusetts limited partnership, and its successors and assigns.

	Boston Capital means Boston Capital Partners, Inc., a
Massachusetts corporation, and its successors and assigns.

	Capital Account has the meaning specified in
Section 10.1(b).

	Capital Contribution means the total value of cash or property contributed and agreed to be contributed to the Partnership by each Partner, as shown in Schedule A. Any reference in this Agreement to the Capital Contribution of a then
Partner shall include a Capital Contribution previously made by any prior Partner for the Interest of such then Partner.

	Capital Transaction means any transaction the proceeds of which are not includable in determining Cash Flow, including, without limitation, the sale or other disposition of all or substantially all of the assets of the Partnership, casualty where any insurance proceeds are not to be used for reconstruction, condemnation or refinancing of the Apartment Complex, but excluding the payment of Capital Contributions.

	Carryover Certification means the date upon which the Limited Partners shall have received, in a form and in substance satisfactory to the Special Limited Partner, the certification of the Auditors that as of a date no later than December 31, 1997, the Partnership had owned land or depreciable property constituting part of the Apartment Complex and had incurred capitalizable costs with respect to the Apartment Complex of at least ten per cent (10%) of the Partnership's reasonably expected basis in the Apartment Complex as of December 31, 1999, so that each building in the Apartment Complex constitutes a "qualified building" for the purposes of Section 42(h)(1)(E)(ii) of the Code.

	Cash Flow means, with respect to any fiscal year of the Partnership, or any other applicable period, from and after the Commencement Date, subject to any applicable Agency requirements
(a) all Revenues received by the Partnership during such period plus (b) any amounts which the General Partners, with the prior written consent of each Lender or Agency whose consent may be required and the Consent of the Investment Limited Partner, release from any Partnership reserve account as no longer being necessary to be held as part of such reserve account, less
(i) operating expenses of the Partnership paid from Revenues during the applicable period, (ii) all cash payments made from Revenues during such period to discharge interest and/or principal obligations of Partnership indebtedness, and (iii) all amounts from Revenues, if any, added to Partnership reserves during such period; provided, however, that in no event will the deductions in determining Cash Flow pursuant to clauses (i) and
(ii) above include payments made on account of the Asset Management Fee, the Partnership Management Fee or Subordinated Loans. Cash Flow Shall be determined separately for each fiscal year and shall not be cumulative.

	Certificate means the Original Certificate as amended from time to time (including any amendment thereto effected by or in connection with this Agreement).

	Class Contribution means the aggregate Capital Contributions of all members of a particular class of Partners (i.e., the General Partners, the Investment Limited Partner, the Special
Limited Partner or any Additional Limited Partner).

	Code means the Internal Revenue Code of 1986, as amended from time to time, and the regulations (permanent and temporary) issued thereunder. References herein to any Code section shall include any successor provisions.

	Commencement Date means the first day of the month in which the Admission Date occurs.

	Competitive Real Estate Commission means that real estate or brokerage commission paid for the purchase or sale of the Apartment Complex or other Partnership property which is reasonable, customary and competitive in light of the size, type and location of the Apartment Complex or other property.

	Completion Date means the latest of (a) the date upon which the Apartment Complex has been completed as evidenced by the issuance by the inspecting architect and by each governmental agency having jurisdiction of certificates of substantial completion or occupancy (or local equivalents) with respect to all apartment units in the Apartment Complex and (b) the Partnership shall have obtained and furnished to the Investment Limited Partner all due diligence documentation with respect to the construction and development of the Apartment Complex (which documentation shall be satisfactory in form and content to the Investment Limited Partner in its sole discretion), including without limitation a letter from the contractor stating all amounts due to it pursuant to the construction contract and otherwise in connection with the construction and development of the Apartment Complex have been paid in full and the Partnership is not in default under said construction contract (or, instead of such payoff letter, submission to the Investment Limited
Partner of other evidence demonstrating the truth of said payoff letter statements).

	Compliance Period means the fifteen (15)-year period commencing with the first year of the Credit Period.

	Consent of the Investment Limited Partner means the prior written consent or approval of the Investment Limited Partner.

	Consortium means The West Philadelphia Community Mental Health Consortium, a Pennsylvania nonprofit corporation or another entity which is a "qualified nonprofit organization" as defined in Section 42(h)(5)(C) of the Code and which has been approved by the Credit Agency as an acceptable entity to meet the special needs requirements of the Apartment Complex as set forth in the Extended Use Agreement and any other applicable Credit Agency document.

	Construction and Development Fee means the fee described in
Section 6.12(b).

	Construction Lender means the Collaborative Lending
Initiative, Inc. in its capacity as holder of the Construction
Mortgage, or its successors or assigns in such capacity.

	Construction Mortgage means the financing for the rehabilitation of the Apartment Complex provided by the Construction Lender in a principal amount of up to $1,700,000.

	Controlling Person has the meaning given to it in the context of Section 15 of the Securities Act of 1933, as amended.

	Cost Certification means the date upon which each Limited Partner shall have received the written certification of the Auditors, in a form and in substance satisfactory to the Special Limited Partner, as to the itemized amounts of the construction and development costs of the Apartment Complex and the Eligible Basis and Applicable Percentage pertaining to each building in the Apartment Complex.

	Credit Agency means the Pennsylvania Housing Finance
Authority.

	Credit Period has the meaning given to it in Section
42(f)(1) of the Code.

	Credit Recovery Loan means a constructive interest-bearing advance of the Investment Limited Partner, as more fully described in Section 5.1(g). Credit Recovery Loans and interest thereon shall not be treated as loans or interest, respectively, for accounting, tax or liability purposes or for the purposes of
Section 6.2(1). For the purposes of Article X, the term Credit Recovery Loan shall not include any portion of such an advance which shall have theretofore been paid to the Investment Limited Partner.

	Credit Shortfall has the meaning given to it in
Section 5.1(g).

	Developer means T2G, Inc., a Pennsylvania corporation, in its capacity as the developer of the Apartment Complex.

	Development Agreement means the Development Fee Agreement dated July 15, 1997 between the Partnership and the Developer.

	Disposition (including the forms Dispose and Disposing) means, as to a Limited Partner, the assignment, sale, transfer, exchange or other disposition of all or any part of its Interest.

	Economic Risk of Loss has the meaning set forth in Treasury Regulation Section 1.752-2.

	Eligible Basis has the meaning given to it in Section 42(d) of the Code.

	Entity means any general partnership, limited partnership, limited liability company, limited liability partnership, corporation, joint venture, trust, business trust, cooperative or association.

	Extended Use Agreement means the Pennsylvania Housing
Finance Agency Indenture of Restrictive Covenants for Low-Income
Housing Tax Credits dated May 1, 1998 between the Partnership and the Credit Agency, as amended from time to time.

	Event of Bankruptcy means with respect to any Person,

	(i)	the entry of a decree or order for relief by a
court having jurisdiction in respect of such Person or in respect of any Controlling Person of such Person in a case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or of any Controlling Person of such Person or for any substantial part of such Person's property or of the property of any Controlling Person of such Person, or the issuance of an order for the winding-up or liquidation of such Person's affairs or the affairs of any Controlling
Person of such Person and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days, or

	(ii)	the commencement by such Person or by any
Controlling Person of such Person of a proceeding seeking any decree, order or appointment referred to in clause (i), the consent by such Person or by any Controlling Person of such Person to any such decree, order or the appointment, or taking of any action by such Person or by any Controlling Person of such Person in furtherance of any of the foregoing.

	Filing Office means the Department of State of the State.

	First Mortgage means the permanent financing provided, or to be provided, by the Permanent Lender for the Apartment
Complex following the completion of the rehabilitation thereof in the initial principal amount of $300,000 and on the terms set forth in the loan commitment dated March 24, 1998 and the First Mortgage loan documents dated December 15, 1998.

	First Mortgage Lender means PNC Bank, N.A., of
Philadelphia, Pennsylvania in its capacity as maker and holder of the First Mortgage, together with its successors and assigns in such capacity.

	General Partners means the Persons designated as General Partners in Schedule A and any Persons who become General Partners as provided herein, in their capacities as general partners of the Partnership. At any and all times where there is only one General Partner, the term General Partners shall mean such sole General Partner.

	Hazardous Material has the collective meanings given to the terms "hazardous material", "hazardous substances" and "hazardous wastes" in the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.
Sec. 9601 et seq., as amended, and to the term "radioactive materials" in the context of the Atomic Energy Act, 28 U.S.C.
Sec. 2344, and also includes any meanings given to such terms in any similar state or local statutes, ordinances, regulations or by-laws. In addition, the term Hazardous Material also includes oil and any other substance known to be hazardous.

	HUD means the United States Department of Housing and Urban
Development.

	Immediate Family means with respect to any Person, such Person's spouse, parents, parents-in-law, descendants, nephews, nieces, brothers, sisters, brothers-in-law, sisters-in-law, children-in-law and grandchildren-in-law.

	Incentive Management Fee means the fee payable to the General Partner pursuant to the provisions of Section 6.12(d).

	Initial 100% Occupancy Date means the first date upon which not less than 100% of the twenty (20) apartment units in the Apartment Complex shall have been leased to and physically occupied by Qualified Tenants.

	Installment means an installment of the Investment Limited Partner's Capital Contribution paid or payable to the Partnership pursuant to Section 5.1.

	Interest means the entire interest of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which a Partner may be entitled hereunder and the obligation of such Partner to comply with the terms of this Agreement.

	Invested Amount means (i) as to the Investment Limited Partner, an amount equal to the quotient of (a) the paid-in Capital Contribution of the Investment Limited Partner divided by (b) 85% and (ii) as to any other Partner, an amount equal to its Capital Contribution.

	Investment General Partner means Boston Capital Associates IV L.P., a Delaware limited partnership, in its capacity as the general partner of the Investment Limited Partner, and any other Person who may become a successor or additional general partner of the Investment Limited Partner.

	Investment Limited Partner means Boston Capital Tax Credit Fund IV L.P., a Delaware limited partnership, specifically
Series 34 thereof, and any Person or Persons who replace it as Substituted Limited Partner, but shall not include any Special
Limited Partner or Additional Limited Partner.

	Investment Partnership Agreement means the Agreement of
Limited Partnership of the Investment Limited Partner, as amended from time to time.

	Lender means the Construction Lender and Permanent Lenders, each in its capacity as maker of a Mortgage loan, or its successors and assigns in such capacity.

	Limited Partners means the Investment Limited Partner, the Special Limited Partner and any Additional Limited Partner.

	Low-Income Apartment Units means the twenty (20) units in the Apartment Complex with respect to which the Partnership has agreed to comply with the requirements for the Tax Credit under
Section 42 of the Code.

	Management Agent means T.J. Properties, Inc. in its capacity as the management and rental agent for the Apartment
Complex together with its successors and assigns in such capacity.

	Management Agreement means the agreement between the Partnership and the Management Agent providing for the management of the Apartment Complex.

	Management Fee means the Management Fee to which reference is made in Article XI.A.

	Minimum Set-Aside Test means the set aside test selected by the Partnership pursuant to Section 42(g) of the Code whereby at least 40% of the units in the Apartment Complex must be occupied by individuals with incomes equal to 60% or less of area median income, as adjusted for family size.

	Mortgage means the mortgage indebtedness of the Partnership to a Lender; where the context admits, Mortgage shall mean and include the mortgage note evidencing such indebtedness, the mortgage or deed of trust and security agreement securing such indebtedness, the loan agreement and all other documentation related thereto which evidence and secure such indebtedness, including any Agency documentation related thereto.

	Nonprofit Participant means Belmont Improvement Association, Inc., a Pennsylvania nonprofit corporation or any other entity which is a "qualified nonprofit organization" as defined in Section 42(h)(5)(C) of the Code and which has been approved as a material participant of the Apartment Complex by the Credit Agency.

	Nonprofit Participant Agreement means any agreement between the Partnership and the Nonprofit Participant relating to the Nonprofit Participant's compensation for its services to the Apartment Complex, which agreement has been approved by the Special Limited Partner.

	Operating Deficit Fund Agreement means the agreement dated January ___, 1999 by the Partnership for the benefit of the RDA.

	Original Agreement has the meaning specified in the Preliminary Statement.

	Original Certificate has the meaning specified in the Preliminary Statement.

	Original Limited Partner has the meaning specified in the Preliminary Statement.

	Partner means any General Partner or Limited Partner.

	Partner Non-Recourse Debt means any Partnership liability
(a) that is considered non-recourse under Treasury Regulation
Section 1.1001-2 or for which the creditor's right to repayment is limited to one or more assets of the Partnership and (b) for which any Partner or Related Person bears the Economic Risk of Loss.

	Partner Non-Recourse Debt Minimum Gain means the amount of partner nonrecourse debt minimum gain and the net increase or decrease in partner nonrecourse debt minimum gain determined in a manner consistent with Treasury Regulation Sections 1.704-2(d) and 1.704-2(g)(3).

	Partnership means the limited partnership continued pursuant to this Agreement.

	Partnership Management Fee means the fee payable to the General Partners pursuant to the provisions of Section 6.12(a).

	Partnership Minimum Gain means the amount determined by computing, with respect to each Partnership Non-Recourse Liability, the amount of gain, if any, that would be realized by the Partnership if it disposed of (in a taxable transaction) the property subject to such liability in full satisfaction of such liability, and by then aggregating the amounts so computed.
Such computations shall be made in a manner consistent with Treasury Regulation Section 1.704-2(d).

	Partnership Non-Recourse Liability means any Partnership liability (or portion thereof) for which no Partner or Related
Person bears the Economic Risk of Loss.

	Permanent Lenders means the First Mortgage Lender and the
Second Mortgage Lender.

Permanent Mortgages means the First Mortgage and the Second
Mortgage.

	Permanent Mortgage Commencement means the first date on which all of the following shall have occurred: (a) the Completion Date; (b) the Construction Mortgage shall have been repaid in full; (c) all liens securing the Construction Mortgage shall have been released; (d) the principal amount and maturity date of the Permanent Mortgages shall have been finally determined; and (e) amortization period of the First Mortgage shall have commenced.

	Person means any individual or Entity.

	Project Documents means and includes all documents evidencing or relating to the Construction Mortgage and the Permanent Mortgages, the Management Agreement, all other instruments delivered to (or required by) the Construction Lender and/or the Permanent Lenders, the Partnership's application to the Credit Agency for Tax Credit and the reservation, carryover allocation and related documents pertaining to the Tax Credits, the Extended Use Agreement, the Redevelopment Agreement, the Operating Deficit Fund Agreement and all other documents relating to the Apartment Complex and by which the Partnership is bound, as amended or supplemented from time to time.

	Projected Credit means $246,870 per annum for each of the years 1999 through 2008 (inclusive), provided, however, that upon the occurrence of any of the events described in clauses
(i), (ii) and (iii) of Section 5.1(e), the Projected Credit shall thereafter be the Revised Projected Credit.

	Qualified Basis has the meaning given to it in Section
42(c) of the Code.

	Qualified Income Offset Item means (1) an allocation of loss or deduction that, as of the end of each year, reasonably is expected to be made (a) pursuant to Section 704(e)(2) of the Code to a donee of an interest in the Partnership, (b) pursuant to Section 706(d) of the Code as the result of a change in any Partner's Interest, or (c) pursuant to Regulation Section 1.751-1(b)(2)(ii) as the result of a distribution by the Partnership of unrealized receivables or inventory items and (2) a distribution that, as of the end of such year, reasonably is expected to be made to a Partner to the extent it exceeds offsetting increases to such Partner's Capital Account which reasonably are expected to occur during or prior to the Partnership taxable year in which such distribution reasonably is expected to occur.

	Qualified Tenant means a tenant (i) with income not exceeding that permitted by the Minimum Set-Aside Test who leases a Low-Income Apartment Unit in the Apartment Complex at a rent which satisfies the Rent Restriction Test and (ii) complying with any other requirements imposed by the Project Documents.

	RDA means Redevelopment Authority of the City of Philadelphia, Pennsylvania.

	Redevelopment Agreement means the Redevelopment Agreement dated as of September 17, 1997 between the Partnership and the RDA.

	Related Person means a Person related to a Partner within the meaning of Treasury Regulation Section 1.752-4(b).

	Rent Restriction Test means the test pursuant to Section 42 of the Code whereby the gross rent (as defined therein) charged to tenants of the Low-Income Apartment Units may not exceed thirty per cent (30%) of the qualifying income levels.

	Rental Achievement means, the thirtieth (30th) day after the first date on at which, as certified by the General Partners, there shall have previously occurred a period of four
(4) consecutive full calendar months of Partnership operations (all of which months occurring after the later of the Admission Date or Permanent Mortgage Commencement), during each of which months (x) the Net Operating Income for such month divided by
(y) all debt service and other payments required to be made on all Mortgages during such month (regardless of any forbearance thereof) equaled or exceeded 115% "Net Operating Income" for a period shall be the excess of (a) the Revenues for such period, over (b) all of the Partnership's expenses for such period on an accrual basis. For purposes of the foregoing clause (b), expenses shall (i) include, but not limited to, all operational costs and expenses, adjusted to include a ratable portion of the annual amount (as reasonably estimated by the General Partners) of those seasonal expenses (such as utilities and maintenance expenses) which might reasonably be expected to be incurred on an unequal basis during a full annual period of operation,
(ii) include the funding of any reserves required by any Lender, Agency and/or pursuant to the terms of this Agreement, (iii) be adjusted, if necessary, so that the expenses of real estate taxes and insurance are based on the General Partners' reasonable estimate of the full assessed value and the full replacement cost, respectively, of the Apartment Complex after completion of construction, and (iv) exclude all Mortgage payments referred to in clause (y) above, depreciation, distributions of Cash Flow and Capital Transaction proceeds to the Partners and the fees payable pursuant to this Agreement other than the Asset Management Fee.

	Rental Achievement Confirmation means the date upon which each of the Limited Partners receives (a) a copy of the federal income tax return of the Partnership and (b) the financial reports to be provided pursuant to Section 12.7(a)(i), in each case for the Partnership fiscal year in which Rental Achievement shall have occurred, evidencing to the satisfaction of the Special Limited Partner that Rental Achievement occurred in such year.

	Revenues means all cash receipts (actually received) of the Partnership during a specified period of time, including rental assistance payments, operating subsidies and the proceeds of rental interruption insurance receipts, but excluding the proceeds of Capital Contributions, the proceeds of the sale or other disposition of Partnership assets, liquidation proceeds, loan or refinancing proceeds, casualty proceeds, condemnation or eminent domain proceeds. Any net rental income applied to complete the construction of the Apartment Complex pursuant to
Section 6.11 prior to the later of the Admission Date or Permanent Mortgage Commencement shall not be included when determining Revenues. For the purposes of computing Revenues, rental receipts shall not include pre-paid rent and, if attributable to Low-Income Apartment Units, shall be included only if attributable to Qualified Tenants.

	Revised Projected Credit has the meaning given to it in
Section 5.1(e).

	Schedule A means Schedule A to this Agreement, as amended from time to time.

	Second Mortgage means the permanent financing provided, or to be provided, by the Second Mortgage Lender for the Apartment Complex following the completion of the rehabilitation thereof in the initial principal amount of $252,675 and on the terms set forth in the loan commitment dated January ___, 1999. The
Second Mortgage represents Community Development Block Grant funds received by the RDA on behalf of the City of Philadelphia (through the RDA) from HUD.

	Second Mortgage Lender means the RDA in its capacity as maker and holder of the Second Mortgage, together with its successor and assigns in such capacity.

	Service means the Internal Revenue Service.

	Site has the meaning given to it in the Federal
Comprehensive Environmental Response, Compensation and Liability
Act of 1980, 42 U.S.C. Sec. 9601 et seq., as amended, and shall also include any meaning given to it in any similar state or local statutes, ordinances, regulations or by-laws.

	Special Limited Partner means BCTC 94, Inc., a Delaware corporation, and any Person who becomes a Special Limited Partner as provided herein, in its capacity as a special limited partner of the Partnership.

	State means the Commonwealth of Pennsylvania.

	State Designation means the date upon which the Partnership receives the final allocation from the Credit Agency for the building(s) constituting the Apartment Complex in an annual dollar amount of not less than $246,895, as evidenced by the execution by or on behalf of said agency of Form(s) 8609. For the purposes of determining State Designation, each building in the Apartment Complex shall be treated as having received an allocation of Tax Credit in an amount equal to the lesser of
(i) the amount of Tax Credit carryover allocation received from the Credit Agency as to such building or (ii) the amount of Tax Credit set forth on the Form 8609 as to such building.

	State Designation Filing means the date upon which the Special and Investment Limited Partners receive copies of all documentation filed by or on behalf of the Partnership with the Credit Agency which documents are satisfactory to the Special Limited Partner as to both form and content, for the purpose of obtaining Form(s) 8609 evidencing a final allocation of Tax Credits to the Partnership in an aggregate annual amount of not less than $246,895.

	Subordinated Loan means any loan made by the General
Partners to the Partnership pursuant to Section 6.10.

	Substituted Limited Partner means any Person who is admitted to the Partnership as Limited Partner under Section 8.2 or acquires the Interest of a Limited Partner pursuant to
Section 5.2.

	Supporting Services Agreement means an agreement between the Partnership and the Consortium relating to the special needs requirements and the Consortium's involvement in the operations of the Apartment Complex, which agreement has been approved by the Special Limited Partner.

	Tax Accountants means Reznick, Fedder & Silverman of
Bethesda, Maryland or such other firms of independent certified public accountants as may be engaged by Boston Capital to review the Partnership income tax returns.

	Tax Credit means the low-income housing tax credit pursuant to Section 42 of the Code.

	Vessel has the meaning given to it in the Federal
Comprehensive Environmental Response, Compensation and Liability
Act of 1980, 42 U.S.C. Sec. 9601 et seq., as amended, and shall also include any meaning given to it in any similar state or local statutes, ordinances, regulations or by-laws.

	Withdrawal (including the forms Withdraw, Withdrawing and Withdrawn) means, as to a General Partner, the occurrence of death, adjudication of insanity or incompetence, Event of Bankruptcy, dissolution, liquidation, or voluntary or involuntary withdrawal or retirement from the Partnership for any reason, including whenever a General Partner may no longer continue as a General Partner by law or pursuant to any terms of this Agreement. Withdrawal shall also mean the sale, assignment, transfer or encumbrance by a General Partner of its interest as a General Partner. A General Partner which is a corporation or partnership shall be deemed to have sold, assigned, transferred or encumbered its interest as a General Partner in the event (as a result of one or more transactions) of any sale, assignment or other transfer (but specifically excluding any transfer occurring pursuant to the laws of descent and distribution) or encumbrance of a controlling interest or the interest of a Controlling Person in a corporate General Partner or of a general partner interest in a General Partner which is a partnership. For purposes of this definition of Withdrawal, "controlling interest" shall mean the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.


ARTICLE II	Name and Business  TC "ARTICLE II	Name and
Business" \f C \l "1"

	2.1	Name; Continuation  TC "2.1	Name; Continuation" \f C
\l "2"

	The name of the Partnership is Belmont Affordable Housing
II, L.P. The Partners agree to continue the Partnership which was formed pursuant to the provisions of the Act.

	2.2	Office and Resident Agent  TC "2.2	Office and Resident
Agent" \f C \l "2"

	(a)	The principal office of the Partnership is

				875 Church Road
				Springfield, Pennsylvania  19064

at which office there shall be maintained those records required by the Uniform Act to be kept by the Partnership.

The Partnership may have such other or additional offices as the General Partners shall deem desirable. The General Partners may at any time change the location of the Partnership offices and shall give due notice thereof to the Limited Partners.

	(b)	The resident agent in the State for the Partnership
for service of process is as follows:

				Harold Thomas
				875 Church Road
				Springfield, Pennsylvania  19064

	2.3	Purpose  TC "2.3	Purpose" \f C \l "2"

	The purpose of the Partnership is to acquire, hold, invest in, construct, rehabilitate, develop, improve, maintain, operate, lease and otherwise deal with the Apartment Complex.
The Partnership shall operate the Apartment Complex in accordance with any applicable Agency regulations and requirements. The Partnership shall not engage in any other business or activity.

	2.4	Term and Dissolution  TC "2.4  Term and Dissolution"
\f C \l "2"

	The Partnership shall continue in full force and effect until December 31, 2047, except that the Partnership shall be dissolved and its assets liquidated prior to such date upon:

	(a)	The sale or other disposition of all or substantially
all of the assets of the Partnership;

	(b)	The Withdrawal of a General Partner if (i) the
remaining General Partner(s), if any, shall fail to continue the business of the Partnership and reconstitute the Partnership as a successor limited partnership as provided in Section 7.2 and
(ii) the Investment Limited Partner and the Special Limited Partner shall fail to exercise the right provided in Section 7.3;

	(c)	The election to dissolve the Partnership made in
writing by the General Partners with the Consent of the Investment Limited Partner and the approval (if required) of each applicable Agency;

	(d)	The entry of a final decree of dissolution of the
Partnership by a court of competent jurisdiction; or

	(e)	Any other event which causes the dissolution of the
Partnership under the Act if the Partnership is not reconstituted pursuant to Section 7.2 or Section 7.3.

	Upon dissolution of the Partnership, the General Partners (or for purposes of this paragraph, their trustees, receivers or successors) shall cause the cancellation of the Certificate, liquidate the assets of the Partnership and apply and distribute the proceeds thereof in accordance with Section 10.3. Notwithstanding the foregoing, if, during liquidation, the General Partners shall determine that an immediate sale of part or all of the Partnership's assets would be impermissible, impractical or cause undue loss to the Partners, the General Partners may defer liquidation of, and withhold from distribution for a reasonable time, any assets of the Partnership except those necessary to satisfy Partnership debts and obligations (other than Subordinated Loans).


ARTICLE III	Mortgage, Refinancing and Disposition of
Property  TC "ARTICLE III	Mortgage, Refinancing and
Disposition of Property" \f C \l "1"

	A.	The General Partners and their Affiliates, jointly and
severally, are hereby authorized to incur personal liability for the repayment of funds advanced by the Construction Lender (and interest thereon) pursuant to the Construction Mortgage.
However, from and after Permanent Mortgage Commencement, neither any General Partner nor any Related Person shall at any time bear, nor shall the General Partners permit any other Partner or any Related Person to bear, the Economic Risk of Loss for the payment of any portion of any Mortgage except for the First
Mortgage. Notwithstanding the foregoing, the General Partners shall use their best efforts to have the First Mortgage amended so as to become a nonrecourse obligation of the Partnership.

	B.	The Partnership may amend, modify, decrease, increase
or refinance the Construction or Permanent Mortgages and may make any required transfer or conveyance of Partnership assets for security or mortgage purposes, provided, however, any such amendment, modification, decrease (except through the Permanent
Mortgage amortization schedule anticipated at Permanent Mortgage
Commencement), increase or refinancing of the Construction or Permanent Mortgages may be made by the General Partners only with the Consent of the Investment Limited Partner.

	C.	The Partnership may sell, lease, exchange or otherwise
transfer or convey all or any substantial part of the assets of the Partnership only with the Consent of the Investment Limited
Partner. Notwithstanding the foregoing and except as set forth in Section 6.2(6), no Consent of the Investment Limited Partner shall be required for the leasing of apartments to tenants in the normal course of operations.

	D.	The total compensation to all Persons for the sale of
the Apartment Complex shall be limited to a Competitive Real
Estate Commission, not to exceed six per cent (6%) of the contract price for the sale of the Apartment Complex.


ARTICLE IV	Partners  TC "ARTICLE IV	Partners" \f C \l "1"

	4.1	General Partners  TC "4.1	General Partners" \f C
\l "2"

	The name, address and Capital Contribution of each General Partner are as set forth on Schedule A. The General Partner shall be obligated to make an additional Capital Contribution to the Partnership on January 1, 2009 in the amount equal to the amount of any unpaid Development Fee.

	4.2	Investment Limited Partner, Special Limited Partner
and Original Limited Partner  TC "4.2	Investment Limited
Partner, Special Limited Partner and Original Limited Partner"
\f C \l "2"

	The Original Limited Partner hereby withdraws as a limited partner of the Partnership and acknowledges that the Original Limited Partner has no longer any Interest in, or rights or claims against, the Partnership as a Limited Partner as of the Admission Date. The Investment Limited Partner and the Special Limited Partner are hereby admitted to the Partnership as the sole Limited Partners in substitution for the Original Limited Partner as of the Admission Date and agree to be bound by the terms and provisions of the Project Documents and this Agreement. The names and addresses of the Investment Limited Partner and the Special Limited Partner are as set forth on Schedule A. The General Partners shall have no authority to admit additional Limited Partners without the Consent of the Investment Limited Partner.

	4.3	Liability of the Limited Partners  TC "4.3	Liability
of the Limited Partners" \f C \l "2"

	None of the Investment Limited Partner, the Special Limited Partner and any Person who becomes an Additional Limited Partner shall be liable for any debts, liabilities, contracts or obligations of the Partnership and shall only be liable to pay their respective Capital Contributions as and when the same are due hereunder and under the Act.

	4.4	Special Rights of the Investment Limited Partner and
the Special Limited Partner  TC "4.4	Special Rights of the
Investment Limited Partner and the Special Limited Partner" \f C
\l "2"

	(a)	Notwithstanding any other provision herein, to the
extent the law of the State is not inconsistent, each of the Investment Limited Partner and the Special Limited Partner shall have the right, subject to the prior written consent of any Lender or Agency (if such consent is required) to:

	(i)	amend this Agreement in any particular which may
be necessary for tax compliance or to comply with any Mortgage or Agency requirement;

	(ii)	remove any General Partner and elect a new
General Partner (A) on the basis of the performance and discharge of any General Partner's obligations constituting fraud, bad faith, negligence, misconduct or breach of fiduciary duty, or (B) upon the occurrence of any of the following: (1) a General Partner shall have violated any provisions of any Project Document or other document required in connection with any Mortgage, or any provisions of any Agency regulations applicable to the Apartment
Complex; (2) a General Partner shall have violated any provision of this Agreement, including, but not limited to, any obligation to fund any Partnership expense under
Section 6.10, or a General Partner shall have violated any provision of applicable law; (3) any Mortgage shall have gone into default; (4) the termination of the Partnership for Federal income tax purpose; (5) the treatment of the Partnership for federal income tax purposes as an association taxable as a corporation; or (6) the Partnership failing to pay on a timely basis any of its real estate or personal property tax obligations to any county. city, town or other local government;

	(iii)	continue the business of the Partnership
with a substitute General Partner;

	(iv)	approve or disapprove the sale of all or
substantially all of the assets of the Partnership; and

	(v)	approve or disapprove any amendment to this
Agreement in any particular.

	(b)	Upon the removal of a General Partner, (i) without any
further action by any Partner, the Special Limited Partner or its designee shall automatically become a General Partner and acquire in consideration of a cash payment of $100 such portion of the Interest of the removed General Partner as counsel to the Investment Limited Partnership shall determine is the minimum appropriate interest in order to assure the continued status of the Partnership as a partnership under the Code and under the Uniform Act, (ii) the remaining portion of the Interest of the removed General Partner shall automatically be converted to an equal Interest as an Additional Limited Partner, (iii) the
Interest of the Special Limited Partner as the Special Limited
Partner shall continue unaffected by the new status of the Special Limited Partner or its designee as a General Partner, and (iv) the new General Partner shall automatically be irrevocably delegated all of the powers and duties of the General Partners pursuant to Section 6.13. The Special Limited Partner or any successor General Partner proposed by the Special Limited Partner shall have the option, exercisable in its sole discretion, to acquire the Additional Limited Partner Interest, or any portion thereof, of any removed General Partner upon payment of the agreed or then present fair market value of such Interest or portion thereof. Any dispute as to the value of the Interest or portion thereof to be acquired pursuant to the immediately preceding sentence shall be submitted to a committee composed of three qualified real estate appraisers, one chosen by the removed General Partner, one chosen by the successor
General Partner, and the third chosen by the two so chosen. The committee of appraisers shall meet in Boston, Massachusetts, and the proceedings of such committee shall conform to the rules of the American Arbitration Association, as far as appropriate, and its decision shall be final and binding. The expense of arbitration shall be born equally by the removed General Partner and the Partnership. The method of payment to the removed
General Partner shall be fair and must protect the solvency and liquidity of the Partnership. The method of payment will be deemed presumptively fair where it provides for an interest-bearing promissory note coming due in no less than five (5) years with equal installments each year. In addition, upon removal, the Partnership must promptly pay to the removed
General Partner all amounts then accrued and owing to the removed General Partner; provided, however, that notwithstanding the language of Section 6.12, Article X, Article XI and any other provision hereof, no removed General Partner or any Affiliate thereof shall be entitled to receive any fee, compensation or other remuneration from the Partnership, other than (i) the above-described payment for the Interest, or portion thereof, of the removed General Partner, and (ii) any such fee, compensation or other remuneration which had already been earned in full prior to the date of such removal. The Partnership is not authorized to enter into any arrangement whereby any fee, compensation or other remuneration could be payable directly or indirectly to any General Partner or Affiliate thereof in a manner inconsistent with the immediately preceding sentence unless the prior written consent of the Special Limited Partner shall have been obtained to such particular arrangement. The Partnership may offset against any payments to a General Partner removed under this Section 4.4 any damages suffered by the Partnership as a result of any breach of the obligations of such General Partner hereunder. A General
Partner so removed will not be liable as a general partner for any obligations of the Partnership incurred after the effective date of its removal. Each General Partner hereby grants to the Special Limited Partner an irrevocable (to the extent permitted by applicable law) power of attorney coupled with an interest to execute and deliver any and all documents and instruments on behalf of such General Partner and the Partnership as the Special Limited Partner may deem to be necessary or appropriate in order to effect the provisions of this Section 4.4 and to enable the new General Partner to manage the business of the Partnership.

	(c)	In order to implement Section 4.4(a)(iv), the General
Partners are hereby required, within five (5) days after their receipt of any offer to purchase the Apartment Complex or all of the Interests in the Partnership, to send a copy of such offer
(or a written description of any such oral offer) to each of the Limited Partners. If, within thirty (30) days of its receipt of any such copy of such an offer, the Special Limited Partner shall send notice to the General Partners that the Special
Limited Partner desires that the Partnership accept such offer, then the General Partners shall be required to accept such offer on behalf of the Partnership and proceed promptly to close such transaction unless otherwise instructed by the Special Limited Partner at any point prior to the closing of such transaction.
To the extent, if any, that the Special Limited Partner shall determine, in its reasonable discretion, that the General
Partners are not proceeding in a manner satisfactory to it with respect to any such offer or closing, each Partner hereby grants to the Special Limited Partner an irrevocable (to the extent permitted by law) power of attorney coupled with an interest to execute and deliver any and all documents and instruments on behalf of the Partnership and any Partner as the Special Limited Partner may deem to be necessary or appropriate in order to effect the acceptance of and/or closing pursuant to any such offer in such a manner as the Special Limited Partner shall, in its discretion, determine to be satisfactory.

	4.5	Meetings  TC "4.5	Meetings" \f C \l "2"

	The General Partners or Limited Partners holding more than ten per cent (10%) of the then outstanding Limited Partner Interests may call meetings of the Partnership for any matters for which the Limited Partners may vote as set forth in this Agreement. A list of the names and addresses of all Limited Partners shall be maintained as part of the books and records of the Partnership and shall be made available upon request to any General or Limited Partner or his representative at his cost.
Upon receipt of a written request either in person or by certified mail stating the purpose(s) of the meeting, the General Partners shall provide all Limited Partners within ten
(10) days after receipt of said request, written notice (either in person or by certified mail) of a meeting and the purpose of such meeting to be held on a date not less then fifteen (15) nor more than sixty (60) days after receipt of said request, at a time convenient to the Limited Partners. All meetings shall be held at the principal office of the Partnership.

	4.6	Special Duties of Nonprofit Participant.  TC "4.6
	Special Duties of Nonprofit Participant" \f C \l "1"    The
Nonprofit Participant shall materially participate in the affairs of the Partnership as required by the Credit Agency throughout the Compliance Period, and its duties and obligations shall consist, without limitation, of the following:

	(i)	assist the General Partner in the application to the
RDA and the City of Philadelphia, Pennsylvania for the acquisition of the Apartment Complex;

	(ii)	provide input and advice with respect to the community
development aspects of the Apartment Complex;

	(iii)	assist in the marketing of the Apartment Complex
and obtain and locate qualified tenants to occupy units in the Apartment Complex; and

	(iv)	provide such assistance and support as may be
reasonably requested by the General Partner in the furtherance of the business of the Partnership.


ARTICLE V	Capital Contributions of the Investment Limited
Partner and the Special Limited Partner  TC "ARTICLE
V	Capital Contributions of the Investment Limited
Partner and the Special Limited Partner" \f C \l "1"


	5.1	Payments  TC "5.1	Payments" \f C \l "2"

	(a)	The Special Limited Partner's Capital Contribution
shall be $10, payable in full in cash on the Admission Date.
The Investment Limited Partner may deliver to the Partnership, on behalf of the Special Limited Partner, the Special Limited Partner's Capital Contribution. The Investment Limited
Partner's Capital Contribution shall be paid in cash installments (the "Installments"), as follows:

	(2)	$1,379,388 (the "Second Installment") on the
latest of (ii) the Admission Date, or (ii) the Completion
Date;

	(2)	$196,793 (the "Second Installment") on the latest
to occur of (i) Cost Certification, (ii) State Designation
Filing, or (iii) Permanent Mortgage Commencement, or
(iv) receipt by the Special Limited Partner of an endorsement to the Title Policy required under
Section 5.1(b) hereof evidencing the discharge of the Construction Mortgage and the recordation of the Second
Mortgage, which endorsement shall be acceptable to the Special Limited Partner in its sole discretion, or
(v) satisfaction of all of the conditions to the payment of the First Installment;

	(3)	$76,016 (the "Third Installment") on the later to
occur of (i) State Designation or (ii) the full principal amount of the Second Mortgage has been fully disbursed to the Partnership or (iii) satisfaction of all of the conditions to payment of the Second Installment;

	(4)	$176,987 (the "Fourth Installment") on the latest
to occur of (i) Initial 100% Occupancy Date, (ii) Rental
Achievement, or (iii) satisfaction of all of the conditions of payment of the Third Installment; and

	(5)	$10,000 (the "Fifth") on the later of (i) Rental
Achievement Confirmation or (ii) satisfaction of all of the conditions of payment of the Fourth Installment;

provided, however, that the General Partners shall give the Investment Limited Partner not less than twenty-one (21) days' written notice prior to the due date of each Installment subsequent to the First Installment.

	The proceeds of the First Installment shall be directly applied to fully repay all of the outstanding principal and accrued interest under the Construction Mortgage; the balance, if any, shall then be used for Partnership expenses permitted by the terms of this Agreement.

	(b)	The obligation of the Investment Limited Partner to
pay each Installment is conditioned upon delivery by the General Partners to the Investment Limited Partner of a written certificate (the "Payment Certificate") stating that as of the date of such certificate (i) all the conditions to the payment of such Installment have been satisfied and (ii) all representations and warranties of the General Partners contained in this Agreement are true and correct. Except as provided in the final sentence of this Section 5.1(b), acceptance by the Partnership of any Installment shall constitute a confirmation that, as of the date of payment, all such conditions are satisfied and all such representations and warranties are true and correct. In addition, the obligation of the Investment
Limited Partner to pay the First Installment is also conditioned upon delivery by the General Partners to the Investment Limited Partner of (i) a legal opinion of independent counsel to the Partnership, which opinion must be satisfactory to the Investment Limited Partner as to form, content and identity of counsel and (ii) a photocopy of an owner's title insurance policy, or an endorsement thereto, issued to the Partnership with respect to the Apartment Complex with an effective date on or after the Admission Date, in an insured amount of not less than $2,671,600, from a title insurance company reasonably satisfactory to the Investment Limited Partner and evidencing the Partnership's ownership of the Apartment Complex subject only to such exclusions, exceptions, conditions and stipulations as shall be acceptable to the Investment Limited Partner, in its sole discretion (the "Title Policy"). In no event shall any Installment become due until all of the conditions for all of the Installments listed prior to the Installment in question in
Section 5.1(a) shall have been satisfied and all of such prior Installments shall have become due. Notwithstanding the foregoing, however, if at any time prior to the date when an Installment becomes due and payable, the Partnership has any unpaid items enumerated in the numbered clauses of the second sentence of Section 6.11 or an "Operating Deficit" (expenses in excess of revenues which the General Partners would be required to fund pursuant to Section 6.10), then the Investment Limited Partner may, at its option, waive the requirement of the delivery of the Payment Certificate or any other condition with respect to part or all of such Installment and pay such part or all of such Installment, provided that the proceeds of the amount so paid are used by the Partnership to fully fund such unpaid item and/or Operating Deficit; provided, however, that if the proceeds so paid are designated in this Agreement to be used to pay fee(s) or distributions to the General Partners of their Affiliates, then such proceeds shall be deemed to have first been paid to the General Partners or their Affiliates as such fees or distributions and then applied by the General Partners to fund such unpaid item and/or Operating Deficit as provided in said Sections 6.11 or 6.10, as the case may be.

	(c)	The Payment Certificate for each Installment shall be
dated and delivered not less than ten (10) nor more than thirty
(30) days prior to the due date for such Installment; provided, however, that as long as the Second Installment becomes due and payable not later than January 10, 1999, the minimum ten (10) day requirement for delivery of the Payment Certificate shall be waived.

	(d)	If, as of the date when an Installment would otherwise
be due, any statement required to be made in the Payment
Certificate for such Installment cannot be truthfully made, the General Partners shall notify the Investment Limited Partner of the reason why such statement would be untrue if made, and the Investment Limited Partner shall not be required to pay such Installment; provided, however, that if (i) any such statement can subsequently be truthfully made and (ii) the Investment
Limited Partner shall not have irrevocably lost, in the good faith judgment of the Investment General Partner, any material tax or other benefits hereunder, then the Investment Limited
Partner shall pay such Installment to the Partnership thirty
(30) days after delivery by the General Partners to the Investment Limited Partner of the Payment Certificate together with an explanation of the manner in which each such statement had become true.

	(e)	In the event that (i) State Designation does not occur
by August 1, 1999, or (ii) by April 1, 1999, the Limited
Partners shall not have received a written certification of the Auditors in a form and in substance satisfactory for the purpose of achieving Cost Certification and indicating that the product of the Apartment Complex's Qualified Basis and its Applicable Percentage is such that the Apartment Complex will be eligible to receive Tax Credit in an annual amount of at least $246,895, or (iii) at any time after the Completion Date the product of the Apartment Complex's Qualified Basis and its Applicable
Percentage is determined by the Auditors, the Tax Accountants or the Service to be such that the Apartment Complex will not be eligible to receive Tax Credit in an annual dollar amount of at least $246,895, then (a) the General Partners shall pay to the Investment Limited Partner an amount equal to 99.99% of the product of (A) the difference between (i) $2,468,950 and
(ii) the total amount of Tax Credit actually allocated or expected to be allocated to the Partnership over the entire
Credit Period and (B) 0.745, and (b) the Projected Credit for each year shall thereafter be redefined to mean 99.99% of the annual amount of Tax Credit actually so allocated to the Partnership (the "Revised Projected Credit"). Any amount payable by the General Partners to the Investment Limited
Partner pursuant to this Section 5.1(e) shall, at the option of the Investment Limited Partner, (i) be applied first to the Installment, if any, next due to be paid by the Investment
Limited Partner, and any balance of such amount payable by the General Partners in excess of the amount of such Installment shall be applied to succeeding Installments, if any, and/or (ii) be paid in its entirety by the General Partners directly to the Investment Limited Partner promptly after demand is made therefor, as a payment of damages for breach of warranty, regardless of the reason for the occurrence of such event.

	(f)	If with respect to any fiscal year commencing during
the sixty (60)-month period commencing on the later of (i) the Admission Date or (ii) the date on which the first building in the Apartment Complex is placed in service for the purposes of
Section 42 of the Code (a "Reduction Year") the Actual Credit is or was less than the Projected Credit, then the General Partners shall pay to the Investment Limited Partner the Reduction
Amount.  The Reduction Amount shall be equal to the sum of
(A) 87.6% of the excess of the Projected Credit for such year over the Actual Credit for such year, plus (B) the amount of any recapture, interest or penalty payable by the limited partners and/or holders of beneficial assignee certificate of the Investment Limited Partner as a result of such shortfall, assuming that each limited partner and/or holders of beneficial assignee certificate in the Investment Limited Partner used all of the Tax Credits allocated to it in the year of allocation and that each such Person was subject to interest at the rate set forth in Section 6621(a)(2) of the Code and to the penalty for understatement of tax set forth in Section 6662(d) of the Code.
The Auditors shall make their determination of the amount of the Actual Credit with respect to each Reduction Year within thirty
(30) days following the end of such year but such amount shall be subject to later adjustment by the Auditors or by the Service in connection with an audit. The Investment Limited Partner shall be eligible to be paid a Reduction Amount as hereinabove described with respect to each Reduction Year and may receive multiple payments of Reduction Amounts in the event of multiple changes in the Actual Credit. Any Reduction Amount shall, at the option of the Investment Limited Partner, (i) first be applied to the Installment next due to be paid by the Investment Limited Partner, with any portion of such Reduction Amount in excess of the amount of such Installment then being applied to succeeding Installments, and/or (ii) be paid in its entirety by the General Partners directly to the Investment Limited Partner promptly after demand is made therefor, as a payment of damages for breach of warranty, regardless of the reason for the occurrence of such event.

	(g)	In the event that, for any reason, with respect to any
fiscal year following the fiscal years referred to in
Section 5.1(f), the amount of the Actual Credit shall be less than the Projected Credit (such difference being hereinafter referred to as a "Credit Shortfall"), the Investment Limited
Partner shall be treated as having made a constructive advance to the Partnership (a "Credit Recovery Loan"), which shall be deemed to have been made on January 1 of such year in an amount equal to the sum of (i) the Credit Shortfall for such year plus
(ii) the amount of any recapture, interest or penalty payable by the limited partners of the Investment Limited Partner as a result of the Credit Shortfall for such year, assuming that each limited partner in the Investment Partnership used all of the Tax Credits allocated to it in the year of allocation and that each such Person was subject to interest at the rate set forth in Section 6621(a)(2) of the Code and to the penalty for understatement of tax set forth in Section 6662(d) of the Code.
Credit Recovery Loans shall be deemed to bear simple (not compounded) interest from the respective dates on which such constructive advances shall have been deemed to have been made under this Section 5.1(g) at 9% per annum. Credit Recovery
Loans shall be payable by the Partnership as provided in
Section 10.3(b), Clause Third.

	5.2	Return of Capital Contributions  TC "5.2	Return of
Capital Contributions" \f C \l "2"

	(a)	Failure to Achieve Developmental and/or Tax Credit
Benchmarks and Standards.  If:

	(1)	all of the Low-Income Apartment Units shall not
have been placed in service by August 1, 1999 (or any later date fixed by the General Partners with the Consent of Investment Limited Partner), or

	(2)	by August 1, 1999 (or any later date fixed by the
General Partners with the Consent of the Investment Limited
Partner) less than 20 apartment units in the Apartment
Complex shall have been occupied by Qualified Tenants, or

	(3)	Permanent Mortgage Commencement shall not have
occurred prior to April 1, 1999 (or any later date fixed by the General Partners with the Consent of the Investment
Limited Partner), or

	(4)	State Designation shall not have occurred by
August 1, 1999 (or any later date fixed by the General
Partners with the Consent of the Investment Limited
Partner), or

	(5)	the Partnership shall fail to meet the Minimum
Set-Aside Test or the Rent Restriction Test by the close of the first year of the Credit Period and/or fails to continue to meet either of those Tests at any time during the sixty (60)-month period commencing on such date, or

	(6)	prior to Permanent Mortgage Commencement,
(a) foreclosure proceedings shall have commenced under the Construction Mortgage and such proceedings shall not have been dismissed within thirty (30) days, (b) any of the commitments of any Lender or Agency to provide the Permanent Mortgage and/or any subsidy financing shall be terminated or withdrawn and not reinstated or replaced within sixty (60) days with terms equally or more favorable to the Investment Limited Partner or terms for which the Consent of the Investment Limited Partner and (if required) the approval of any Agency or other Lender shall have been obtained, or (c) the Construction Lender shall have irrevocably refused to make any further advances under the Construction Mortgage and such decision shall not have been reversed or the Construction Lender replaced within thirty
(30) days, or

	(7)	if at any time it shall be determined by the
Service or by the Tax Accountants that as of December 31, 1997 the Partnership had not incurred capitalizable costs with respect to the Apartment Complex of at least ten per cent (10%) of the Partnership's reasonably expected basis in the Apartment Complex as of December 31, 1999, or

	(8)	if by April 1, 1999 (or any later date fixed by
the General Partners with the Consent of the Investment
Limited Partner) Cost Certification shall not have occurred, or

	(9)	if by December 1, 1999 (or any later date fixed
by the General Partners with the Consent of the Investment
Limited Partner) Rental Achievement shall not have been achieved, or

	(10)	the General Partners fail to make any advances
necessary to fund payment of the Asset Management Fee pursuant to Section 6.10,

then the General Partners shall, within five (5) days of the occurrence thereof, send to the Investment Limited Partner and the Special Limited Partner notice of such event and of the General Partners' obligation to repurchase the Interests of the Investment Limited Partner and the Special Limited Partner by paying to the Investment Limited Partner and the Special Limited Partner an amount (the "Repurchase Amount") equal to each such Partner's Invested Amount minus the amount, if any, of such Partner's Capital Contribution which shall not yet have been paid (or deemed to have been paid) to the Partnership plus the amount of any third-party costs, including, but not limited to, attorney's fees incurred by or on behalf of such Partner in implementing this Section 5.2(a) in the event the Investment Limited Partner and/or the Special Limited Partner requires such a repurchase. If either the Special Limited Partner or the Investment Limited Partner elects to require a repurchase of its Interest and the payment to it of an amount equal to its Repurchase Amount, it shall send notice thereof to the Partnership within thirty (30) days after the mailing date of the General Partners' notice, or at any time after the occurrence of any of the foregoing if the General Partners shall not have sent notice thereof, and the General Partners shall within ten (10) days after the Partnership receives any such notice from a Partner requesting the purchase of its Interest repurchase the Interest of such Partner by paying to such Partner an amount equal to its Repurchase Amount.

	(b)	Lender Disapproval.  If any Lender and/or Agency shall
disapprove, or fail to give any required approval of, the Investment Limited Partner and/or the Special Limited Partner as a Limited Partner hereunder within one hundred eighty (180) days of the Admission Date, then such Limited Partner shall, effective as of such time or such later time as may be selected by such Limited Partner (or such other time as may be specified by the Lender and/or Agency in its disapproval), at the option of such Limited Partner (if not directed by the Lender and/or
Agency to withdraw), cease to be a Limited Partner. The General Partners shall, within ten (10) days of the effective date of such cessation, pay to such Limited Partner an amount equal to its Invested Amount minus the amount, if any, of such Limited Partner's Capital Contribution which shall not yet have been paid (or deemed to have been paid) to the Partnership plus the amount of any third party costs, including, but not limited to attorney's fees, incurred by or on behalf of such Partner in implementing this Section 5.2(b).

	(c)	Substitution and Indemnification.  Upon the receipt by
the Investment Limited Partner and/or the Special Limited
Partner of the amount due to it pursuant to either
Section 5.2(a) or Section 5.2(b), the Interest of such Partner shall terminate, and the General Partners shall indemnify and hold harmless such Partner from any losses, damages, and liabilities to which such Partner (as a result of its participation hereunder) may be subject.

	(d)	Waiver of Repurchase Right.  The Investment Limited
Partner shall have the right to irrevocably waive its right to have its Interest repurchased pursuant to any clause or clauses of Section 5.2(a), or any portion thereof, at any time during which any of such rights shall be in effect. Such a waiver shall be exercised by delivery to the General Partners of a written notice stating that the rights being waived pursuant to any specified clause or clauses of Section 5.2(a), or any specified portion thereof, are thereby waived from that date forward.

	(e)	Failure to Perform.  If the General Partners shall
fail to make on the due date therefor any payment required under
Section 5.2(a) or Section 5.2(b), time being of the essence, then, in addition to all other remedies available for such failure, the Special Limited Partner shall have the rights set forth in Section 7.5.


ARTICLE VI	Rights, Powers and Duties of General Partners  TC
"ARTICLE VI	Rights, Powers and Duties of General
Partners" \f C \l "1"

	6.1	Authorized Acts  TC "6.1	Authorized Acts" \f C \l "2"


	Subject to Section 6.2, Section 6.3 and all other provisions of this Agreement, the General Partners for, in the name and on behalf of the Partnership, are hereby authorized to do the following in furtherance of the purposes of the
Partnership:

	(1)	To acquire by purchase, lease, exchange or
otherwise any real or personal property and to lease the apartment units of the Apartment Complex to Qualified
Tenants pursuant to the requirements of this Agreement and the Project Documents;

	(2)	To construct, operate, maintain, finance and
improve, and to own, sell, convey, assign, mortgage or lease any real estate and any personal property;

	(3)	To borrow money and issue evidences of
indebtedness and to secure the same by mortgage, pledge or other lien on the Apartment Complex or any other assets of the Partnership;

	(4)	To execute the Construction and Permanent
Mortgages, the other Project Documents and all such other documents as the General Partners deem necessary or appropriate in connection with the acquisition, development and financing of the Apartment Complex;

	(5)	To prepay in whole or in part, refinance or amend
or modify the Construction and Permanent Mortgages or any other financing affecting the Apartment Complex;

	(6)	To employ the Management Agent (which may be an
Affiliate of the General Partners) and to pay reasonable compensation for its services;

	(7)	To employ their respective Affiliates to perform
services for, or sell goods to, the Partnership;

	(8)	To execute contracts with the State or any
subdivision or agency thereof or any other government agency to make apartments or tenants in the Apartment
Complex eligible for any public-subsidy program;

	(9)	To execute leases of some or all of the apartment
units of the Apartment Complex to or at the direction of a public housing authority and/or to a non-profit corporation, cooperative or other non-profit Entity; and

	(10)	To enter into any kind of activity and to enter
into, perform and carry out contracts of any kind which may be lawfully carried on or performed by a partnership and to file all certificates and documents which may be required under the laws of the State.

	6.2	Restrictions on Authority  TC "6.2	Restrictions on
Authority" \f C \l "2"

	Notwithstanding any other Section of this Agreement, the General Partners shall have no authority to perform any act in violation of applicable law, Agency or other government regulations, requirements of any Lender, or the Project Documents. In the event of any conflict between the terms of this Agreement and any applicable Agency or other government regulations or requirements of the Lender, the terms of such regulations or requirements shall govern. Neither shall the General Partners have any authority to do any of the following acts without the Consent of the Investment Limited Partner and the prior written consent of the Special Limited Partner, and in the event that any General Partner violates any provision of this Section 6.2, the Special Limited Partner shall have the rights set forth in Section 7.5:

	(1)	To have borrowings in excess of $10,000 in the
aggregate at any one time outstanding on the general credit of the Partnership, except borrowings constituting
Subordinated Loans;

	(2)	To borrow from the Partnership or commingle
Partnership funds with funds of any other Person;

	(3)	Following the Completion Date, to construct any
new or replacement capital improvements on the Apartment
Complex which substantially alter the Apartment Complex or its use or which are at a cost in excess of $10,000 in a single Partnership fiscal year, except (a) replacements and remodeling in the ordinary course of business or under emergency conditions or (b) construction paid for from insurance proceeds;

	(4)	To acquire any real property in addition to the
Apartment Complex;

	(5)	To increase, decrease (except through the
amortization schedule provided for in the Permanent
Mortgage), amend or modify the terms of or refinance the Construction or Permanent Mortgages;

	(6)	To rent apartments in the Apartment Complex such
that the Apartment Complex would not meet the requirements of the Minimum Set-Aside Test, the Rent Restriction Test or any Agency or Lender requirements;

	(7)	To sell, exchange or otherwise convey or transfer
the Apartment Complex or all or any substantial part of the assets of the Partnership;

	(8)	To terminate any agreement with any Agency;

	(9)	To cause the Partnership to commence a proceeding
seeking any decree, relief, order or appointment in respect to the Partnership under the federal bankruptcy laws, as now or hereafter constituted, or under any other federal or state bankruptcy, insolvency or similar law, or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) for the Partnership or for any substantial part of the Partnership's business or property, or to cause the Partnership to consent to any such decree, relief, order or appointment initiated by any Person other than the Partnership;

	(10)	To amend the Architect's Contract or the
Construction Contract, except for change orders approved by the Lender;

	(11)	To pledge or assign any of the Capital
Contribution of the Investment Limited Partner or the proceeds thereof;

	(12)	To amend the Nonprofit Participant Agreement or
the Supporting Services Agreement; or

	(13)	To do any act required to be approved or ratified
by all limited partners under the Act.

	6.3	Personal Services  TC "6.3	Personal Services" \f C
\l "2"

	No General Partner or Affiliate thereof shall receive any salary or other direct or indirect compensation for any services or goods provided in connection with the Partnership or the Apartment Complex, except as may be specifically provided in
Section 6.12 and Article XI or as to which the prior written consent of the Special Limited Partner shall have been obtained to the precise terms thereof prior to the commencement of such
services or the provision of such goods.   Any Partner may
engage independently or with others in other business ventures of every nature and description including the ownership, operation, management, syndication and development of competing real estate in accordance with Section 6.15, if applicable; neither the Partnership nor any other Partner shall have any rights in and to such independent ventures or the income or profits derived therefrom. Any and all contractual relationships between the Partnership and any General Partner or Affiliate thereof must (i) be cancelable upon sixty (60) days' notice from the Special Limited Partner and (ii) not provided for payments in excess of those determined by the Special
Limited Partner to be reasonable. Any and all compensation received directly or indirectly by any General Partner or Affiliate thereof pursuant to any such relationship must be fully disclosed and specifically itemized in reports pursuant to
Section 12.7.

	6.4	Business Management and Control; Tax Matters Partner
TC "6.4	Business Management and Control; Tax Matters Partner"
\f C \l "2"

	Subject to the provisions of this Agreement, the General Partners shall have the exclusive right to control the business of the Partnership. The Investment Limited Partner shall have no right to take part in the management or control of the business of the Partnership or to transact any business in the name of the Partnership. No provision of this Agreement which makes the Consent of the Investment Limited Partner a condition for the effectiveness of an action taken by the General Partners is intended, and no such provision shall be construed, to give the Investment Limited Partner any participation in the control of the Partnership business. Each of the Special Limited Partner and the Investment Limited Partner hereby consents to the exercise by the General Partners of the powers conferred on them by law and this Agreement, and the General Partners agree to exercise control of the business of the Partnership only in accordance with the provisions of this Agreement. Notwithstanding the foregoing, in no event may the provisions of this Section 6.4 be invoked by any General Partner or by any other Person as a defense against or as an impediment to the ability of the Investment Limited Partner or the Special Limited Partner to take any action hereunder. All Partners hereby agree that T2G, Inc. shall serve as the "Tax Matters Partner." In the case of litigation, the Tax Matters Partner is required to file suit in the United States Tax Court unless the Consent of the Investment Limited Partner is obtained to file suit in the United States Claims Court or the United States District Court. Nothing herein shall be construed to restrict the Partnership from engaging the Auditors to assist the Tax Matters Partner in discharging its duties hereunder.

	6.5	Duties and Obligations  TC "6.5	Duties and
Obligations" \f C \l "2"

	(a)	The General Partners shall manage the affairs of the
Partnership to the best of their ability, shall use their best efforts to carry out the purpose of the Partnership, and shall devote to the Partnership such time as may be necessary for the proper performance of their duties and the business of the Partnership. The General Partners shall promptly take all action which may be necessary or appropriate for the proper development, maintenance and operation of the Apartment Complex in accordance with the provisions of this Agreement, the Project Documents and applicable laws and regulations, including, without limitation, funding the Construction and Development Fee to the extent Capital Contributions are insufficient. The
General Partners shall be responsible for the management and operation of the Partnership, including the oversight of the rent-up and operational stages of the Apartment Complex.

	(b)	The General Partners shall use their best efforts to
cause the Partnership to generate Cash Flow for distribution to the Partners at the maximum realizable level in view of (i) any applicable Agency and other regulations, (ii) the Minimum Set-
Aside Test and (iii) the Rent Restriction Test, and, if necessary, the General Partners shall also use their best efforts to obtain approvals and implementation of appropriate adjustments in the rental schedule of the Apartment Complex.

	(c)	The General Partners shall cause the Partnership to
obtain and keep in force, during the term of the Partnership, comprehensive casualty insurance, including, but not limited to, fire and other risks generally included under "extended coverage" policies, workmen's compensation and public liability insurance in favor of the Partnership (i) with such companies and in such amounts as shall be satisfactory to the Lenders and any Agency, or, if the Apartment Complex is no longer subject to Lender or Agency regulation or requirements, as shall be customary for apartment complexes similar to the Apartment
Complex, and (ii) in amounts which shall be (A) no less than those amounts which are customary in the area for apartment complexes such as the Apartment Complex, (B) in the case of the "extended coverage" portion, no less than the full original replacement value of the Apartment Complex, (C) no less than such amounts as may be reasonably requested by the Investment Limited Partner and/or the Special Limited Partner from time to time, and (D) in any event, sufficient to prevent the Partnership from becoming a co-insurer under any such policies.
No deductibles on such policies may exceed $1,000. The public liability insurance in favor of the Partnership shall be in an amount not less than $5,000,000. Through the Completion Date, or such later date as may be required by the Construction Lender or any Agency, the General Partners shall also cause the Partnership to obtain and keep in force a builder's risk policy in favor of the Partnership in an amount not less than the greater of (i) the full replacement value of the Apartment
Complex (excluding the value of the underlying land, the site utilities and the foundations) or (ii) such other amount as shall be required by any Agency or the Construction Lender. In addition to the foregoing, the General Partner shall cause the Partnership to obtain fidelity insurance coverage for each employee of the Management Agent in an amount of not less than $50,000. Throughout the term of the Partnership, the General Partners shall provide copies of all such policies (or binders) to the Investment Limited Partner promptly after their receipt thereof or upon request but no less frequently than annually.
The General Partners shall cause the applicable insurer to name the Investment Limited Partner as an "additional insured" on each Partnership insurance policy. Prior to the expiration date for any such Partnership insurance policy, the General Partners shall deliver to the Investment Limited Partner a copy of the comparable new or replacement policy, including all endorsements, exhibits and riders thereto.

	(d)	The obligations of the General Partners hereunder
shall be the joint and several obligations of each General
Partner. Except as otherwise provided in Sections 4.4(b) and 7.1, such obligations shall survive any Withdrawal of a General
Partner from the Partnership.

	(e)(1)	The General Partners shall establish and maintain
reasonable reserves to provide for working capital needs, improvements, replacements and any other contingencies of the Partnership. At a minimum, the General Partners shall deposit $15,195 from the proceeds of the Fourth Installment into a segregated replacement reserve account and shall cause the Partnership to annually deposit, commencing in 1999, $5,100 per annum from its Cash Flow into replacement reserves; to the extent that Cash Flow (as determined before deduction of this reserve deposit) for any year shall be insufficient to make such deposit in full, the General Partners shall fund such shortfall from their own funds as a Subordinated Loan.

	(e)(2)	In addition to the requirements of Section
6.5(e)(1), in order (a) to secure the General Partners' obligation to fund operating expenses as provided in
Section 6.10 and (b) to meet operating expenses of the Partnership which exceed operating income available for the payment thereof after expiration or termination of such obligation of the General Partners, the General Partners shall deposit $50,000 from the proceeds of the Second Installment and an additional $50,000 from the proceeds of the Fourth Installment into a segregated operating reserve account. Beginning on the first anniversary of Rental Achievement and continuing on each anniversary of Rental Achievement up to and including the fourth anniversary of Rental Achievement, an annual amount equal to the difference between $12,000 and the amount, if any, of funds drawn on the operating reserve account during the immediately preceding one year period to pay Partnership operating expenses for such period shall, at the General Partner's request, be released from the operating reserve account provided that the Partnership operations for the six (6) consecutive full calendar months immediately preceding the applicable anniversary date had achieved a 115% debt service coverage ratio, as determined in accordance with the provisions for determining Rental Achievement. Upon the later of (i) the 60-month anniversary of Rental Achievement or (ii) the first date after which both of the following have occurred: (A) the Partnership has achieved Rental Achievement (calculated for purposes of this clause only for a period of twelve (12) consecutive full months rather than four (4) consecutive months) and (B) the Apartment Complex has been leased to and occupied by Qualified Tenants for twelve (12) consecutive months, the funds, if any, remaining in such reserve shall, at the General Partner's request, be released from the operating reserve account provided that the Partnership operations for the immediately preceding six (6) consecutive full calendar months had achieved a 115% debt service coverage ratio, as determined in accordance with the provisions for determining Rental Achievement and provided further that as of the release date, the replacement reserve account required pursuant to
Section 6.5(e)(1) has been fully funded to its required level. Any funds utilized from such reserve to pay Partnership operating expenses shall constitute Subordinated Loans. All disbursements and releases from the operating reserve account (including any interest earned thereon) shall require the signature of the General Partner and the Special Limited Partner. Funds released from the operating reserve account pursuant to this Section 6.5(e)(2), subject to all Agency requirements and the terms of the Operating Deficit Fund Agreement, shall be returned to the general operating account of the Partnership and applied to Partnership obligations as they become due and payable, including without limitation, payment of any outstanding Development Fee.

	(e)(3)	In addition to the requirements of Section
6.5(e)(1) and (e)(2), the General Partner shall deposit $7,000 from the proceeds of the Fourth Installment into another segregated account to be used only to fund the allowances described in the Supporting Services Agreement which have been approved by the Special Limited Partner.

	(e)(4)	In addition to the requirements of Sections
6.5(e)(1), (2) and (3) hereof, the General Partner shall deposit $17,886 from the proceeds of the Second Installment into a segregated account to be used only to pay Partnership real estate taxes and insurance premiums.

	(f)	Each General Partner shall be bound by the Project
Documents, and no additional General Partner shall be admitted if he, she or it has not first agreed to be bound by this Agreement (and assume the obligations of a General Partner hereunder) and by the Project Documents to the same extent and under the same terms as the other General Partners.

	(g)	The General Partners shall take all actions necessary
to ensure that the Investment Limited Partner receives the full amount of the Projected Credit, including, without limitation, the rental of apartments to Qualified Tenants, the filing of annual certifications as may be required and the maintenance and storage of Tax Credit compliance records as required in
Section 12.9. In this regard, the General Partners shall, inter alia, cause (i) the Partnership to satisfy all requirements imposed from time to time under the Code with respect to rental levels and occupancy by Qualified Tenants by the close of the first year of the Credit Period and throughout the Compliance
Period so as to permit the Partnership to be entitled to the maximum available Tax Credit, (ii) the Partnership to comply with all Tax Credit monitoring procedures, (iii) all Low-Income Apartment Units to be occupied pursuant to leases to Qualified Tenants for periods of not less than six (6) months, (iv) the Partnership to make all appropriate Tax Credit elections in a timely fashion, and (v) all rental units in the Apartment
Complex to be available for rental by the general public and to be of equal quality and all Apartment Complex amenities to be made available to all tenants on a comparable basis without separate fees.

	(h)	Intentionally Omitted.

	(i)	The General Partners shall (i) not store (except in
compliance with all laws, ordinances, and regulations pertaining thereto) or dispose of any Hazardous Material at the Apartment Complex, or at or on any other Site or Vessel owned, occupied, or operated either by any General Partner, any Affiliate of a General Partner, or any Person for whose conduct any General Partner is or was responsible; (ii) neither directly nor indirectly transport or arrange for the transport of any Hazardous Material (except in compliance with all laws, ordinances, and regulations pertaining thereto); (iii) provide the Investment Limited Partner with written notice (x) upon any General Partner's obtaining knowledge of any potential or known release, or threat of release, of any Hazardous Material at or from the Apartment Complex or any other Site or Vessel owned, occupied, or operated by any General Partner, any Affiliate of a General Partner or any Person for whose conduct any General
Partner is or was responsible or whose liability may result in a lien on the Apartment Complex; (y) upon any General Partner's receipt of any notice to such effect from any Federal, state, or other governmental authority; and (z) upon any General Partner's obtaining knowledge of any incurrence of any expense or loss by any such governmental authority in connection with the assessment, containment, or removal of any Hazardous Material for which expense or loss any General Partner may be liable or for which expense or loss a lien may be imposed on the Apartment Complex.

	(j)	The General Partners shall promptly request in writing
of First Mortgage Lender that such Lender cause the Investment
Limited Partner to be named as an "interested party" in the Permanent Mortgage documents, so that such Lender will notify the Investment Limited Partner of any default or other problem under the Permanent Mortgage.

	(k)	The General Partners shall take all actions necessary
to ensure that the involvement of both the Nonprofit Participant and the Consortium meets the requirements of the Extended Use
Agreement and any other requirements imposed by the Credit
Agency.

	6.6	Representations and Warranties  TC "6.6
	Representations and Warranties" \f C \l "2"

	The General Partners represent and warrant to the Investment Limited Partner and the Special Limited Partner as follows:

	(1)	The Partnership is a duly organized limited
partnership validly existing and in good standing under the laws of the State and has complied with all filing requirements necessary for its existence and to preserve the limited liability of the Investment Limited Partner and the Special Limited Partner.

	(2)	No event or proceeding has occurred or is pending
or threatened which would (a) materially adversely affect the Partnership or its properties, or (b) materially adversely affect the ability of the General Partners or any of their Affiliates to perform their respective obligations hereunder or under any other agreement with respect to the Apartment Complex, other than legal proceedings which have been bonded against without recourse to Partnership assets in such manner as to stay the effect of the proceedings or otherwise have been adequately provided for. This subparagraph shall be deemed to include, without limitation, the following: (x) legal actions or proceedings before any court, commission, administrative body or other governmental authority having jurisdiction over the zoning applicable to the Apartment Complex;
(y) disputes with suppliers of labor and/or materials; and
(z) acts of any governmental authority.

	(3)	No default (or event which, with the giving of
notice or the passage of time or both, would constitute a default) has occurred and is continuing under this Agreement or under any provision of the Project Documents, and the same are in full force and effect.

	(4)	No Partner or Related Person bears the Economic
Risk of Loss with respect to any Permanent Mortgage, except as may be expressly permitted by Article III. No General Partner has, either on its own behalf or on behalf of the Partnership, incurred any financial responsibility with respect to the Partnership prior to the Admission
Date, other than as disclosed in writing to the Investment Limited Partner prior to the Admission Date.

	(5)	The Apartment Complex is being or has been
completed in a timely manner in conformity with the Project
Documents. There is no violation by the Partnership or the General Partners of any zoning, environmental or similar regulation applicable to the Apartment Complex which could have a material adverse effect thereon, and the Partnership has complied with all applicable municipal and other laws, ordinances and regulations relating to such construction and use of the Apartment Complex. All appropriate public utilities, including, but not limited to, water, electricity, gas (if called for in the plans and specifications), and sanitary and storm sewers, are or will be available and operating properly for each unit in the Apartment Complex at the time of the first occupancy of such unit.

	(6)	The Partnership owns good and marketable fee
simple title to the Apartment Complex, subject to no material liens, charges or encumbrances other than those which (a) are both permitted by the Project Documents and are noted or excepted in title insurance policy number ________________ dated January ____, 1999 issued by Security Search & Abstract Company of Philadelphia, Inc. Title Insurance Company to the Partnership, and (b) do not materially interfere with use of the Apartment Complex (or any part thereof) for its intended purpose or have a material adverse effect on the value of the Apartment Complex.

	(7)	The execution and delivery of all instruments and
the performance of all acts heretofore or hereafter made or taken pertaining to the Partnership or the Apartment
Complex by each Affiliate of a General Partner which is a corporation or a limited liability company have been or will be duly authorized by all necessary organizational action, and the consummation of any such transactions with or on behalf of the Partnership will not constitute a breach or violation of, or a default under, the charter, by-laws or other organizational documents of such Affiliate or any agreement by which such Affiliate or any of its properties is bound, nor constitute a violation of any law, administrative regulation or court decree.

	(8)	Any General Partner which is a corporation or
limited liability company has been duly organized, is validly existing and in good standing under the laws of its state of organization and has all requisite power to be a General Partner and to perform its duties and obligations as contemplated by this Agreement and the Project
Documents. Neither the execution and delivery by such General Partner of this Agreement nor the performance of any of the actions of such General Partner contemplated hereby has constituted or will constitute a violation of
(a) the articles of organization, by-laws, operating agreement or other organizational documents of such General Partner, (b) any agreement by which such General Partner is bound or to which any of its property or assets is subject, or (c) any law, administrative regulation or court decree.

	(9)	No Event of Bankruptcy has occurred with respect
to any General Partner or any Controlling Person of a General Partner.

	(10)	All accounts of the Partnership required to be
maintained under the terms of the Project Documents, including, but not necessarily limited to, any account for replacement reserves, are currently funded to the levels required by the Lenders and/or any Agency.

	(11)	As of the Admission Date, the collective net
worth of the General Partners is not less than $267,000, and no General Partner shall thereafter take any voluntary action which would cause the collective net worth of the General Partners to fall below such amount.

	(12)	All payments and expenses required to be made or
incurred in order to complete the rehabilitation of the Apartment Complex in conformity with the Project Documents, to fund any reserves hereunder or under any other Project Document required to be funded at or prior to the later of the Admission Date or Permanent Mortgage Commencement, to satisfy all requirements under the Project Documents and/or which form the basis for determining the principal sum of the Permanent Mortgages and to pay the Construction and Development Fee have been or will be paid or provided for utilizing only (a) the funds available from the Construction Mortgage, (b) the Capital Contribution of the Investment Limited Partner, (c) the Capital Contributions of the General Partners in the amounts set forth on Schedule A as of the Admission Date, (d) the available net rental income, if any, earned by the Partnership prior to Permanent Mortgage Commencement (to the extent that it is permitted to be used for such purposes by the Lenders and/or any Agency), (e) any insurance proceeds and (f) any funds furnished by the General Partners pursuant to Sections 6.5(a) and 6.11.

	(13)	The amount of Tax Credit which is expected to be
allocated by the Partnership to the Investment Limited
Partner is $246,870 per annum for each of the years 1999 through 2008 (inclusive).

	(14)	The Apartment Complex is being rehabilitated in a
manner which satisfies and shall continue to satisfy all restrictions, including tenant income and rent restrictions, applicable to projects eligible for Tax
Credits.

	(15)	The General Partners have provided to the
Investment Limited Partner copies of the lead wipe test reports on all buildings of the Apartment Complex from an industrial hygiene laboratory and a complete copy of a "Phase I" hazardous waste site assessment report for the 4203 West Grand Avenue property, all prepared in accordance with ASTM standards. No General Partner, Affiliate of a
General Partner or Person for whose conduct any General
Partner is or was responsible has ever: (i) owned, occupied, or operated a Site or Vessel on which any Hazardous Material was or is stored, transported, or disposed of, except if such storage, transport or disposition was and is at all times in compliance with all laws, ordinances, and regulations pertaining thereto;
(ii) directly or indirectly transported, or arranged for transport, of any Hazardous Material (except if such transport was and is at all times in compliance with all laws, ordinances and regulations pertaining thereto);
(iii) caused or was legally responsible for any release or threat of release of any Hazardous Material; (iv) received notification from any Federal, state or other governmental authority of (x) any potential, known, or threat of release of any Hazardous Material from the Apartment Complex or any other Site or Vessel owned, occupied, or operated by any General Partner, by any Affiliate of a General Partner, or by any Person for whose conduct any General Partner is or was responsible or whose liability may result in a lien on the Apartment Complex; or (y) the incurrence of any expense or loss by any such governmental authority or by any other
Person in connection with the assessment, containment, or removal of any release or threat of release of any Hazardous Material from the Apartment Complex or any such Site or Vessel.

	(16)	To the best of the General Partners' knowledge,
no Hazardous Material was ever or is now stored on, transported, or disposed of on the land comprising the Apartment Complex, except to the extent any such storage, transport or disposition was at all times in compliance with all laws, ordinances, and regulations pertaining thereto.

	(17)	The General Partners have fulfilled and will
continue to fulfill all of their duties and obligations under Section 6.5.

	(18)	The Nonprofit Participant is a not-for-profit
corporation which is a qualifying corporation under
Section 501(c)(3) of the Code and is exempt from tax under
Section 501(a) of the Code.

	(19)	There shall at all times throughout the
Compliance Period be a "qualified nonprofit organization" as that term is defined in Section 52(h)(5)(C) of the Code which materially participates in the development and operations of the Code.

	6.7	Liability on the Permanent Mortgages  TC "6.7
	Liability on the Permanent Mortgages" \f C \l "2"

	Neither any General Partner nor any Related Person shall at any time bear the Economic Risk of Loss for the payment of any portion of any Permanent Mortgage, and the General Partners shall not permit any other Partner or any Related Person to bear the Economic Risk of Loss for the payment of any portion of any Permanent Mortgage, except as may be expressly permitted pursuant to Article III.

	6.8	Indemnification of the General Partners  TC "6.8
	Indemnification of the General Partners" \f C \l "2"

	(a)	No General Partner nor any Affiliate thereof shall
have liability to the Partnership or to any Limited Partner for any loss suffered by the Partnership which arises out of any action or inaction of any General Partner or Affiliate thereof if such General Partner or Affiliate thereof in good faith determined that such course of conduct was in the best interest of the Partnership and such course of conduct did not constitute negligence or misconduct of such General Partner or Affiliate thereof.

	(b)	A General Partner or any Affiliate thereof may be
indemnified by the Partnership against losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained in connection with the Partnership, provided that all of the following conditions are met: (i) such General Partner has determined, in good faith, that the course of conduct which caused the loss, judgment, liability, expense or amount paid in settlement was in the best interests of the Partnership; and (ii) such loss, judgment, liability, expense or amount paid in settlement was not the result of negligence or misconduct on the part of such General Partner or Affiliate thereof; and (iii) such indemnification or agreement to hold harmless is recoverable only out of the assets of the Partnership, and not from the Limited Partners.

	(c)	Notwithstanding the above, no General Partner or any
Affiliate thereof performing services for the Partnership or any broker-dealer shall be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of Federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving securities laws violations as to the particular indemnitee and the court approves the indemnification of such litigation costs,
(ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such litigation costs or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and the court finds that indemnification of the settlement and related costs should be made. In any claim for indemnification for Federal or state securities law violations, the party seeking indemnification shall, prior to seeking court approval for such indemnification, place before the court the positions of the Securities and Exchange Commission, and any applicable state securities administrator with respect to the issue of indemnification for securities law violations.

	(d)	The Partnership shall not incur the cost of the
portion of any insurance, other than public liability and casualty insurance, which insures any party against any liability as to which such party is herein prohibited from being indemnified.

	(e)	The Partnership may indemnify Affiliates of a General
Partner under this Section 6.8 only if the loss involves activity in which such Affiliates acted in the capacity of a General Partner.

	(f)	For purposes of this Section 6.8 only, the term
"Affiliate" shall mean any Person performing services on behalf of the Partnership who (i) directly or indirectly controls, is controlled by or is under common control with a General Partner;
(ii) owns or controls ten per cent (10%) or more of the outstanding voting securities of a General Partner; (iii) is an officer, director, partner or trustee of a General Partner; or
(iv) if a General Partner is an officer, director, partner or trustee, is any company for which such General Partner acts in any such capacity.

	6.9	Indemnification of the Partnership and the Limited
Partners  TC "6.9	Indemnification of the Partnership and the
Limited Partners" \f C \l "2"

	(a)	The General Partners will indemnify and hold the
Partnership and the Limited Partners harmless from and against any and all losses, damages and liabilities which the Partnership or any Limited Partner may incur by reason of the
(a) past, present or future actions or omissions of the General Partners or any of their Affiliates, or (b) any liabilities to which either the Partnership or the Apartment Complex is subject; provided, however, that the foregoing indemnification shall not apply to (i) any Mortgage or (ii) necessary contractual obligations incurred pursuant to Agency or Lender requirements in connection with the operation of the Apartment Complex in the ordinary course of business.

	(b)	Notwithstanding the foregoing, no General Partner
shall be liable to a Limited Partner or the Partnership for any act or omission for which the Partnership is required to indemnify such General Partner under Section 6.8.

	(c)	The General Partners shall indemnify, defend, and hold
the Limited Partners harmless from and against any claim brought or threatened against any Limited Partner or loss (as well as from any and all attorneys' fees and expenses incurred in connection with any such claim or loss) on account of the presence of any Hazardous Material at the Apartment Complex.
Any claim or loss described in the immediately preceding sentence may be defended, compromised, settled, or pursued by the Limited Partners with counsel of the Limited Partners' selection, but at the expense of General Partners.
Notwithstanding anything else set forth herein, this indemnification shall survive the withdrawal of any General
Partner and/or the termination of this Agreement.

	6.10	Operating Deficits  TC "6.10	Operating Deficits" \f C
\l "2"

	The General Partners shall be obligated to promptly advance funds to meet operating expenses (including full payment of the Asset Management Fee and reserve deposits required pursuant to
Section 6.5(e) or by any Lender or Agency) and debt service of the Partnership from Rental Achievement through the period ending forty-eight (48) months after such Rental Achievement which exceed operating income attributable to such period and available for the payment thereof; provided, however, that the obligation to advance funds to pay the Asset Management Fee shall continue for the entire term of the Partnership, and further provided that the advances required hereunder shall be limited such that the aggregate principal amount of all outstanding advances shall not exceed $100,000. In the event that the General Partners shall fail to make any such advance as aforesaid, (a) the Partnership shall utilize amounts (the
"Applied Amounts") otherwise payable to the General Partners or Affiliates thereof under Section 6.12 and/or Article X to meet the obligations of the General Partners pursuant to this
Section 6.10, with such utilization of Applied Amounts constituting payment and satisfaction of the corresponding amounts payable to the General Partners or Affiliates thereof under Section 6.12 and/or Article X, with the proceeds thereof being applied to such obligations, and with the obligation of the Partnership to make such payments to the General Partners or Affiliates thereof pursuant to Section 6.12 and/or Article X being deemed satisfied to the extent thereof and (b) the Special Limited Partner shall have the rights set forth in Section 7.5.
For the purpose of this Section 6.10, all expenses shall be paid on a sixty (60)-day current basis. Moreover, the General
Partners may in their sole discretion at any time advance funds to the Partnership to pay operating expenses and/or debt service of the Partnership in order to facilitate the Partnership's compliance with the Rent Restriction Test. All advances pursuant to this Section 6.10 (including any Applied Amounts) shall be Subordinated Loans repayable without interest in accordance with the provisions of Article X.

	6.11	Obligation to Complete the Rehabilitation of the
Apartment Complex  TC "6.11	Obligation to Complete the
Rehabilitation of the Apartment Complex" \f C \l "2"

	The General Partners and the Developer shall complete the rehabilitation of the Apartment Complex substantially in accordance with the plans and specifications approved by the Lenders and/or any Agency and all requirements necessary to obtain the required certificates of occupancy for dwelling units, or cause the same to be completed, in a good and workmanlike manner, free and clear of all mechanics', materialmen's or similar liens, and shall equip the Apartment Complex or cause the same to be equipped with all necessary and appropriate fixtures, equipment and articles of personal property, including refrigerators and ranges, and shall cause all necessary certificates of occupancy for all apartment units in the Apartment Complex to be obtained, all in accordance with the Project Documents. If the proceeds of the Construction and Permanent Mortgages, the net rental income, if any, of the Apartment Complex generated prior to Rental Achievement and which is permitted by the Lenders and/or any Agency to be utilized for any of the purposes hereinafter set forth, the Capital Contribution of the Investment Limited Partner, the Capital Contributions of the General Partners in the amounts set forth on Schedule A as of the Admission Date, and any insurance proceeds arising out of casualties prior to Rental Achievement as available from time to time are insufficient to (i) acquire and complete the rehabilitation of the Apartment Complex and satisfy all other obligations, all as provided in the first sentence of this Section 6.11, (ii) pay the Construction and Development Fee, (iii) arrive at Permanent Mortgage Commencement in conformity with the Project Documents, (iv) discharge all Partnership liabilities and obligations arising out of any casualty giving rise to any such insurance proceeds, and
(v) provide for all other payments and expenses required to be made or incurred through Rental Achievement, including the funding of any reserves required hereunder or under any other Project Document and the repayment in full of all obligations under the Construction Mortgage, the General Partners in their capacity as developers shall be responsible for and obligated to pay such deficiencies and shall, to the extent permitted under the Project Documents and any applicable regulations or requirements of the Lenders and/or any Agency, be reimbursed at or prior to Rental Achievement only out of the proceeds designated in this sentence available from time to time after payment of all costs described in this sentence. Any amounts not reimbursed through Rental Achievement or from the proceeds of the Capital Contribution of the Investment Limited Partner as provided in Section 5.1 shall not be reimbursable or otherwise change the Interest of any Person in the Partnership but shall be borne by the General Partners in their capacity as developers; provided, however, that, notwithstanding the foregoing, to the extent any such amounts represent items which are properly included in the Partnership's Qualified Basis and result in an increase in the amount of Tax Credit allocated and available to the Partnership over and above the amount of Tax Credit required in order to achieve State Designation ("Includable Items"), the General Partners shall make an additional Capital Contribution in the amount of the Includable Items and the Partnership shall utilize the proceeds of such additional Capital Contribution to pay the Includable Items. In the event that the General Partners and/or the Developer shall fail to fund any such deficiency as required by this
Section 6.11, an amount not in excess of the unpaid portion of the Construction and Development Fee due to the Developer, the General Partners or any of their Affiliates under Section 6.12 or any other provision hereof shall be applied by the Partnership to meet such obligation of the General Partners and/or the Developer, and, to the extent there may still be a deficiency, any amounts otherwise payable as the Partnership Management Fee or distributable to the General Partners pursuant to Article X shall also be so applied. Any such application of funds as described in the immediately preceding sentence shall constitute a payment of the amount of the Fee or such other item which such funds had been earmarked to pay, and the obligation of the General Partners and/or the Developer to advance such amount under this Section 6.11 shall be satisfied to the extent of such application.

	6.12	Certain Payments to the General Partners and Others
TC "6.12	Certain Payments to the General Partners and Others"
\f C \l "2"

	(a)	The Partnership shall pay to the General Partners a
non-cumulative fee (the "Partnership Management Fee") commencing in 1999 for their services in connection with the administration of the day to day business of the Partnership in an amount equal to $1,500 per annum. The Partnership Management Fee for each fiscal year of the Partnership shall be payable from Cash Flow in the manner and priority set forth in Section 10.3(a) only to the extent Cash Flow is available therefor for such year.

	(b) 	In consideration of their consultation, advice and
other services in connection with the construction and development of the Apartment Complex and as consideration for the assignment described in Section 6.14, the Partnership shall pay to the General Partners (or their designee) a construction and development fee (the "Construction and Development Fee") in the amount of $209,972, $41,994.40 of which was earned in October, 1997 according to the terms of the Development
Agreement and the remaining $167,977.60 was earned as to each building in the Apartment Complex as of the date such building was completed. The Construction and Development Fee shall be payable from Cash Flow and/or Capital Transaction proceeds in accordance with Article X; provided, however, in the event any portion of the Development Fee remains unpaid on January 1, 2009, such amount shall be paid by the Partnership on said date from the proceeds of the additional capital contribution to be made by the General Partner pursuant to Section 4.1.

	(c)	The Partnership shall pay to BCCLP or an Affiliate
thereof a fee (the "Asset Management Fee") commencing in 1999 for its services in connection with the Partnership's accounting matters relating to the Investment Limited Partner and assisting with the preparation of tax returns and the reports required by
Section 12.7 in the annual amount of $1,500.  The Asset
Management Fee shall be payable from Cash Flow in the manner and priority set forth in Section 10.3(a); provided, however, that if in any fiscal year commencing with 1999, Cash Flow is insufficient to pay the full amount of the Asset Management Fee and the shortfall is not paid from funds advanced pursuant to
Section 6.10, the unpaid portion thereof shall accrue and be payable on a cumulative basis in the first year in which there is sufficient Cash Flow or from the proceeds of a Capital Transaction as provided in Article X.

	(d)	Incentive Management Fee.  Beginning in 1999, The
Partnership shall pay to the General Partner a non-cumulative annual Incentive Management Fee payable, only to the extent funds are available for the payment thereof, in the amount of 25% of the Cash Flow remaining in such year after application thereof to make payments described in Clauses First through Fifth of Section 10.3(a); provided, however, that in no event shall the aggregate amount of the annual Incentive Management
Fee and the annual fee paid to the Management Agent for such year exceed ten percent (10%) of gross rents collected from the Apartment complex for such fiscal year. Such fee shall be paid for management oversight services, for planning, supervising and developing a marketing program for the Project and for assisting the Management Agent in coordinating efforts to achieve a desirable tenant selection before and during occupancy.

	6.13	Delegation of General Partner Authority  TC "6.13
	Delegation of General Partner Authority" \f C \l "2"

	If there shall be more than one General Partner serving hereunder, each General Partner may from time to time, by an instrument in writing, delegate all or any of his powers or duties hereunder to another General Partner or General Partners.

	Every contract, deed, mortgage, lease and other instrument executed by any General Partner shall be conclusive evidence in favor of every Person relying thereon or claiming thereunder that at the time of the delivery thereof (a) the Partnership was in existence, (b) this Agreement had not been amended in any manner so as to restrict the delegation of authority among General Partners (except as shown in certificates or other instruments duly filed in the Filing Office) and (c) the execution and delivery of such instrument was duly authorized by the General Partners. Any Person may always rely on a certificate addressed to him and signed by any General Partner hereunder:

	(1)	As to who are the General Partners or Limited
Partners hereunder;

	(2)	As to the existence or nonexistence of any fact
which constitutes a condition precedent to acts by the General Partners or in any other manner germane to the affairs of the Partnership;

	(3)	As to who is authorized to execute and deliver
any instrument or document of the Partnership;

	(4)	As to the authenticity of any copy of this
Agreement, the Certificate and any amendments thereto; or

	(5)	As to any act or failure to act by the
Partnership or as to any other matter whatsoever involving the Partnership or any Partner.

	6.14	Assignment to Partnership  TC "6.14	Assignment to
Partnership" \f C \l "2"

	The General Partners hereby transfer and assign to the Partnership all of their right, title and interest in and to the Apartment Complex and in and to all of the Project Documents, including, but not limited to, the following: (i) all contracts with architects, supervising architects, engineers and contractors with respect to the development and rehabilitation of the Apartment Complex; (ii) all plans, specifications and working drawings heretofore prepared or obtained in connection with the Apartment Complex; (iii) all governmental commitments and approvals obtained, and applications therefor, including, but not limited to, those relating to planning, zoning, building permits and Tax Credit; (iv) any and all commitments with respect to any Mortgage(s); (v) any and all contracts or rights with respect to any agreements with the Lenders and any Agency; and (vi) any other work product related to the Apartment Complex and/or the Partnership, all of which shall have an agreed to value of $1.00 for purposes of determining the opening Capital Account of the General Partners.

	6.15	Additional Right of General Partners and Affiliates to
Develop Adjacent Property  TC "6.15	Additional Right of
General Partners and Affiliates to Develop Adjacent Property" \f
C \l "2"

	In the event that the land on which any part of the Apartment Complex is situated is partially contiguous or across the street from a parcel of land (the "Adjacent Land") which is owned or may be acquired by one or more of the General Partners or Affiliates of the General Partners, the General Partners or their Affiliates may develop the Adjacent Land as an apartment or housing complex or otherwise; provided, however, that the General Partners shall not develop nor permit any other Person or Affiliate to develop the Adjacent Land (or any portion thereof) in the future if such development would materially adversely affect the operation of the Apartment Complex.

	The General Partners, on behalf of the Partnership, are hereby authorized to grant whatever easements may reasonably be necessary for the General Partners or their Affiliates to develop or operate the Adjacent Land, including, but not limited to, easements for right-of-way, ingress and egress, sanitary sewers, storm drains and utilities; provided, however, that the grant or use of such easements shall not in any way diminish the fair market value of the Apartment Complex or disrupt the operations of the Partnership, unless the General Partners shall have obtained the Consent of the Investment Limited Partner thereto. All costs with respect to such easements, including, without limitation, legal, filing and construction costs, shall be borne solely by the General Partners or their Affiliates (other than the Partnership).


ARTICLE VII	Withdrawal of a General Partner; New General
Partners  TC "ARTICLE VII	Withdrawal of a General
Partner; New General Partners" \f C \l "1"

	7.1	Withdrawal  TC "7.1	Withdrawal" \f C \l "2"

	(a)	No General Partner shall Withdraw from the Partnership
(other than by reason of death or adjudication of incompetence or insanity) or sell, assign or encumber its Interest without the Consent of the Investment Limited Partner and all the other
General Partners, except that if the Special Limited Partner or a designee thereof becomes a General Partner, it shall not require the consent of any other General Partner to transfer all or any portion of its interest as a General Partner, other than as may be required under the Act. In the event of any Withdrawal by a General Partner in violation of this
Section 7.1, such General Partner, in addition to being subject to any and all other legal remedies which may be pursued by the Partners, shall forfeit to the Special Limited Partner or its designee, such General Partner's Interest and all unpaid fees from the Partnership and shall remain liable for all of the Withdrawing General Partner's obligations under this Agreement.
In addition, upon such Withdrawal and transfer, the Special
Limited Partner or its designee shall automatically become a General Partner on the terms set forth in Section 7.5 without further action by the Withdrawing General Partner or any other
Partner, and each Partner hereby consents to such transfer and to the admission of the Special Limited Partner or its designee as a General Partner in such a situation. Such transfer shall occur automatically upon such Withdrawal without further action by such Withdrawing General Partner.

	(b)	If at any time the only General Partners shall be one
or more corporations (or partnerships with corporations as sole general partners), they shall be obligated to have a net worth which satisfies the 89-12 Requirements. If the General Partners shall at any time fail to meet the requirements of this
Section 7.1(b), then they shall be deemed to have withdrawn from the Partnership in violation of the provisions of this
Section 7.1 and shall be subject to the provisions of
Section 7.1(a). Notwithstanding the foregoing, the provisions of this Section 7.1(b) shall not apply to the Special Limited
Partner or its designee in the event it becomes the sole General
Partner.

	7.2	Obligation to Continue  TC "7.2	Obligation to
Continue" \f C \l "2"

	Upon the Withdrawal of a General Partner, the remaining General Partners shall have the right and obligation to continue the business of the Partnership employing its assets and name, all as contemplated by the Act. Within thirty (30) days after they obtain knowledge of the Withdrawal of a General Partner, the remaining General Partners shall notify the Limited Partners of such Withdrawal.

	7.3	Withdrawal of All General Partners  TC "7.3
	Withdrawal of All General Partners" \f C \l "2"

	If, following the Withdrawal of a General Partner, there is no remaining General Partner, the Investment Limited Partner and the Special Limited Partner may elect to reconstitute the Partnership and continue the business of the Partnership for the balance of the term specified in Section 2.4 by selecting a successor General Partner. If the Investment Limited Partner and the Special Limited Partner elect to reconstitute the Partnership pursuant to this Section 7.3 and admit the designated successor General Partner, the relationship among the then Partners shall be governed by this Agreement.

	7.4	Interest of General Partner After Permitted
Withdrawal  TC "7.4	Interest of General Partner After Permitted
Withdrawal" \f C \l "2"

	In the event of the Withdrawal of a General Partner not in violation of Section 7.1 and except as otherwise provided in
Section 4.4(b), the Withdrawing General Partner hereby covenants and agrees to transfer to the remaining General Partners or to a successor General Partner selected in accordance with
Section 7.3, as the case may be, such portion of the Withdrawing General Partner's Interest as such remaining or successor
General Partners may designate, such transfer to be made in consideration of the payment by the transferee of either the agreed value of such Interest or, if such value is not agreed to, the fair market value of such Interest as determined by a committee of three qualified real estate appraisers, one selected by the Withdrawing General Partner, one selected by the transferee and a third selected by the other two. The portion of the Withdrawing General Partner's Interest designated to be transferred in accordance with the provisions of this
Section 7.4 shall be sufficient to ensure the continued treatment of the Partnership as a partnership under the Code and as a limited partnership under the Act, and, for the purposes of
Article X, shall be deemed to be effective as of the date of Withdrawal, but the Partnership shall not make any distributions to the designated transferee until the transfer shall have been made. Any holder of any portion of the Interest of a Withdrawing General Partner which is not designated to be transferred to the remaining or successor General Partners pursuant to the provisions of this Section 7.4 shall become an Additional Limited Partner but (i) with the same share of the profits, losses, tax credits, Cash Flow and other distributions to which the holder of such Interest was entitled when held as a General Partner Interest, and (ii) shall not participate in the votes or Consents of the Investment Limited Partner hereunder.
The admission of any successor or additional General Partner shall be subject to the consent of the Lenders and any Agency
(if required) and the Consent of the Investment Limited Partner.

	7.5	Admission of Additional General Partner(s) under
Certain Circumstances  TC "7.5	Admission of Additional
General Partner(s) under Certain Circumstances" \f C \l "2"

	In the event that a General Partner violates any provision of this Agreement which violation shall not be cured to the Special Limited Partners satisfaction within five (5) days after notice of such violation and which violation has or may have in the Special Limited Partners determination, a material adverse effect on the Investment Limited Partner, the Apartment Complex or the Partnership, the Special Limited Partner, in its sole discretion, shall have the option at any time thereafter to cause itself or its designee to be admitted as an additional General Partner on the terms set forth herein without any further action by any other Partner. Upon any such admission of an additional General Partner and in consideration of the payment of $10, all pre-existing General Partners shall be deemed to have transferred (ratably in accordance with their respective Interests) to the additional General Partner such portion of their respective General Partner interests so that the additional General Partner shall receive not less than a one percent (1%) interest in all profits, losses, tax credits and distributions of the Partnership (such transfer notwithstanding, the Special Limited Partner shall also retain its status as such, and its interest in the Partnership as the Special Limited Partner shall not be affected). An additional General Partner so admitted shall automatically become the Managing General Partner and be irrevocably delegated all of the power and authority of all of the other General Partners pursuant to
Section 6.13. Any such additional General Partner shall have the right to withdraw as a General Partner at any time, leaving the pre-existing General Partners once again as the only General Partners, the provisions of this Article VII notwithstanding.
Each Partner hereby grants to the Special Limited Partner a special power of attorney, irrevocable to the extent permitted by law and coupled with an interest, to amend the Certificate and this Agreement and to do anything else which, in the view of the Special Limited Partner, may be necessary or appropriate to accomplish the purposes of this Section 7.5 or to enable any additional General Partner admitted pursuant to this Section 7.5 to manage the business of the Partnership. The admission of an additional General Partner shall not relieve any other General Partner of any of its obligations hereunder, and each other General Partner shall fully indemnify and hold harmless the additional General Partner from and against any and all losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained in connection with its capacity as a General Partner.


ARTICLE VIII	Transferability of Limited Partner Interests  TC
"ARTICLE VIII	Transferability of Limited Partner
Interests" \f C \l "1"

	8.1	Assignments  TC "8.1	Assignments" \f C \l "2"

	(a)	Except by operation of law (including the laws of
descent and distribution), no Limited Partner may assign all or any part of its Interest without the written consent of the General Partners, the giving or withholding of which is exclusively within their discretion.

	(b)	An assignee of a Limited Partner who does not become a
Substituted Limited Partner shall have, and shall only have, the right to receive the share of allocations and distributions of the Partnership to which the assigning Limited Partner would have been entitled with respect to the Interest (or portion thereof) so assigned if no such assignment had been made by such Limited Partner. Any assigning Limited Partner whose permitted assignee becomes a Substituted Limited Partner shall thereupon cease to be a Limited Partner and shall no longer have any of the rights or privileges of a Limited Partner. Where the assignee does not become a Substituted Limited Partner, the Partnership shall recognize such assignment not later than the last day of the calendar month following receipt of notice of assignment and all documentation required in connection therewith.

	(c)	Every assignee of a Limited Partner Interest (or any
portion thereof) who desires to make a further assignment of its Interest shall be subject to all the provisions of this
Article VIII.

	8.2	Substituted Limited Partner  TC "8.2	Substituted
Limited Partner" \f C \l "2"

	No Limited Partner shall have the right to substitute an assignee as Limited Partner in its place. Subject to
Section 8.3, the General Partners may, however, in their sole discretion, permit an assignee to become a Substituted Limited Partner. The consent of the General Partners to an assignment of a Limited Partner Interest under Section 8.1 shall not, in and of itself, constitute permission under this Section 8.2.

	Any Substituted Limited Partner shall execute such instrument or instruments as shall be required by the General Partners to signify the agreement of such Substituted Limited Partner to be bound by all the provisions of this Agreement and shall pay the Partnership's reasonable legal fees and filing costs in connection with its substitution as a Limited Partner.

	8.3	Restrictions  TC "8.3	Restrictions" \f C \l "2"

	(a)	No Disposition may be made if such Disposition would
violate Section 13.1.

	(b)	In no event shall all or any part of a Limited Partner
Interest be Disposed of to a minor (other than to a descendant by reason of death) or to an incompetent.

	(c)	The General Partners may, in addition to any other
requirement they may impose, require as a condition of any Disposition that the transferor (i) assume all costs incurred by the Partnership in connection therewith and (ii) furnish the Partnership and the other Partners with an opinion of counsel satisfactory to counsel to the Partnership that such Disposition complies with applicable Federal and state securities laws.

	(d)	Any sale, exchange, transfer or other Disposition in
contravention of any of the provisions of this Section 8.3 shall be void and ineffectual and shall not bind or be recognized by the Partnership.


ARTICLE IX	Borrowings  TC "ARTICLE IX	Borrowings" \f C \l
"1"

	9.1	Borrowings  TC "9.1	Borrowings" \f C \l "2"

	All Partnership borrowings shall be subject to the terms of this Agreement, including, but not limited to, the restrictions of Section 6.2, and may be made from any source, including
Partners and their Affiliates. Any Partnership borrowings from any Partner shall be subject to the prior written consent of the Special Limited Partner and any Lender or Agency (if required under applicable Lender or Agency regulations or requirements).
If any Partner shall lend any monies to the Partnership, the amount of any such loan shall not be an increase of such Partner's Capital Contribution. If any Partner shall so lend monies, each such loan shall be an obligation of the Partnership and (except for Subordinated Loans) shall be repayable to such Partner on the same basis and with the same rate of interest as would be applicable to a comparable loan to the Partnership from a third party. Funds provided by the General Partners to the Partnership pursuant to Section 6.11 shall not constitute borrowings for the purposes of this Section 9.1 or for any other purposes.


ARTICLE X	Profits, Losses, Tax Credits, Distributions and
Capital Accounts  TC "ARTICLE X	Profits, Losses, Tax
Credits, Distributions and Capital Accounts" \f C \l
"1"

	10.1	Capital and Capital Accounts  TC "10.1	Capital and
Capital Accounts" \f C \l "2"

	(a)	The Capital Contribution of each Partner shall be as
set forth on Schedule A. No interest shall be paid on any Capital Contribution. No Partner shall have the right to withdraw its Capital Contribution or to demand and receive property of the Partnership in return for its Capital
Contribution, except as may be specifically provided in this Agreement or required by law.

	(b)	An individual Capital Account shall be established and
maintained on behalf of each Partner, including any additional or substituted Partner who shall hereafter receive an interest in the Partnership. In accordance with Treasury Regulation
Section 1.704-1(b), the Capital Account of each Partner shall consist of (i) the amount of cash such Partner has contributed to the Partnership plus (ii) the fair market value of any property such Partner has contributed to the Partnership net of any liabilities assumed by the Partnership or to which such property is subject plus (iii) the amount of profits or income (including tax-exempt income) allocated to such Partner less (iv) the amount of losses and deductions allocated to such Partner less (v) the amount of all cash distributed to such Partner less (vi) the fair market value of any property distributed to such Partner net of any liabilities assumed by such Partner or to which such property is subject less (vii) such Partner's share of any other expenditures which are not deductible by the Partnership for Federal income tax purposes or which are not allowable as additions to the basis of Partnership property and shall be
(viii) subject to such other adjustments as may be required under the Code. The Capital Account of a Partner shall not be affected by any adjustments to basis made pursuant to Section 743 of the Code but shall be adjusted with respect to adjustments to basis made pursuant to Section 734 of the Code.

	The original Capital Account established for any Substituted Partner (as hereinafter defined) shall be in the same amount as, and shall replace, the Capital Account of the Partner which such Substituted Partner succeeds, and, for the purposes of this Agreement, such Substituted Partner shall be deemed to have made the Capital Contribution, to the extent actually paid in, of the Partner which such Substituted Partner succeeds. The term "Substituted Partner," as used in this paragraph, shall mean a Person who shall become entitled to receive a share of the allocations and distributions of the Partnership by reason of such Person succeeding to all or any part of the Interest of a Partner by assignment of all or any part of a Partner's Interest.
To the extent a Substituted Partner receives less than 100% of the Interest of a Partner he succeeds, the original Capital
Account of such transferee Substituted Partner and his Capital Contribution shall be in proportion to the portion of the transferor Partner's Interest prior to the transfer which the transferee receives, and the Capital Account of the transferor Partner who retains a portion of his former Interest and his Capital Contribution shall continue, and not be replaced, in proportion to the portion of the transferor Partner's Interest prior to the transfer which the transferor Partner retains.
Nothing in this Section 10.1(b) shall affect the limitations on transferability of Interests set forth in Article VII or
Article VIII.

	10.2	Profits, Losses and Tax Credits  TC "10.2	Profits,
Losses and Tax Credits" \f C \l "2"

	(a)	Except as otherwise specifically provided in this
Article, for each Partnership fiscal year or portion thereof, all profits, tax-exempt income, losses, non-deductible non-capitalizable expenditures and tax credits incurred or accrued on or after the Commencement Date, other than those arising from a Capital Transaction, shall be allocated 99.99% to the Investment Limited Partner and 0.01% to the General Partners.

	(b)	Except as otherwise specifically provided in this
Article, all profits and losses arising from a Capital
Transaction shall be allocated to the Partners as follows:

As to profits:

	First, an amount of profit equal to the aggregate negative balances (if any) in the Capital Accounts of all Partners having negative balance Capital Accounts shall be allocated to such Partners in proportion to their negative
Capital Account balances until all such Capital Accounts shall have zero balances; and

	Second, an amount of profits shall be allocated to each of the Partners until the positive balance in the Capital Account of each Partner equals, as nearly as possible, the amount of cash which would be distributed to such Partner if the aggregate amount in the Capital Accounts of all Partners were cash available to be distributed in accordance with the provisions of Clauses Third, Sixth, Seventh and Eighth of
Section 10.3(b)

As to losses:

	First, an amount of losses equal to the aggregate positive balances (if any) in the Capital Accounts of all Partners having positive balance Capital Accounts shall be allocated to such Partners in proportion to their positive Capital Account balances until all such Capital Accounts shall have zero balances; provided, however, that if the amount of losses so to be allocated is less than the sum of the positive balances in the Capital Accounts of those Partners having positive balances in their Capital Accounts, then such losses shall be allocated to the Partners in such proportions and in such amounts so that the Capital Account balances of each Partner shall equal, as nearly as possible, the amount such Partner would receive if an amount equal to the excess of (a) the sum of all Partners' balances in their Capital Accounts computed prior to the allocation of losses under this clause First over (b) the aggregate amount of losses to be allocated to the Partners pursuant to this clause First were distributed to the Partners in accordance with the provisions of Clauses Third, Sixth, Seventh and Eighth of Section 10.3(b); and

	Second, the balance, if any, of such losses shall be allocated 0.01% to the General Partners and 99.99% to the Investment Limited Partner.

	(c)	Notwithstanding the foregoing provisions of
Sections 10.2(a) and 10.2(b), in no event shall any losses be allocated to the Investment Limited Partner, the Special Limited Partner, or to any additional General Partner admitted pursuant to any of Section 4.4(b) or Section 7.5, if and to the extent that such allocation would cause, as of the end of the Partnership taxable year, the negative balance in such Partner's Capital Account to exceed such Partner's obligation (actual or deemed under Treasury Regulation Section 1.704-1(b)(2)(ii)(c)) to restore a deficit balance in such Partner's Capital Account plus such Partner's share of Partnership Minimum Gain plus such Partner's share of Partner Non-Recourse Debt Minimum Gain. Any losses which are not allocated to a Partner by virtue of the application of this Section 10.2(c) shall be allocated to the General Partners. For the purposes of this Section 10.2(c), a Partner's Capital Account shall be treated as reduced by Qualified Income Offset Items.

	10.3	Cash Distributions Prior to Dissolution  TC "10.3	Cash
Distributions Prior to Dissolution" \f C \l "2"

	(a)  Cash Flow

	Subject to Agency and Lender approval (if required), Cash
Flow for each fiscal year or portion thereof of the Partnership shall be applied in the following priority:

	First, to the payment of the Asset Management Fee for such year and for any previous year(s) as to which the Asset
Management Fee shall not yet have been paid in full;

	Second, to the Nonprofit Participant, payment of the annual fee set forth in the Nonprofit Participant Agreement;

	Third, to the Developer, payment of any outstanding
Development Fee pursuant to Section 6.12(b);

	Fourth, to the repayment of any Subordinated Loans;

	Fifth, to the payment of the Partnership Management Fee attributable to such year;

	Sixth, to the payment of the Incentive Management Fee attributable in such year; and

	Seventh, the balance thereof, if any, shall be distributed annually, within seventy-five (75) days after the end of the fiscal year, 20% to the Investment Limited Partner and 80% to the General Partners; provided, however, that during such time as Agency regulations are applicable to the Apartment Complex, the total amount of Cash Flow which may be so distributed to the Partners in respect to any fiscal year shall not exceed such amounts as Agency regulations permit to be distributed.

	(b)  Distributions of other than Cash Flow

	Prior to dissolution, if the General Partners shall determine from time to time that cash is available for distribution from a Capital Transaction, such cash shall be applied or distributed as follows:

	First, to the payment of all matured debts currently due and liabilities of the Partnership (including, but not limited to, all expenses of the Partnership incident to the Capital Transaction), excluding (i) debts and liabilities of the Partnership to Partners or their Affiliates and (ii) all unpaid fees owing to the General Partners or their Affiliates; and to the establishment of any reserves which the General Partners and the Auditors shall deem reasonably necessary for contingent, unmatured or unforeseen liabilities or obligations of the Partnership;

	Second, to the payment of any accrued and unpaid Asset
Management Fees;

	Third, to the payment to the Investment Limited Partner of the full amount (including interest) of any Credit Recovery
Loans;

	Fourth, to the repayment of any Subordinated Loans;

	Fifth, to the repayment of any then-unpaid debts and liabilities owed to Partners or Affiliates thereof by the Partnership for Partnership obligations (exclusive of Credit Recovery Loans and Subordinated Loans) to any of them, including, but not limited to, any unpaid Construction and Development Fee and the Partnership Management Fee for the fiscal year of the Capital Transaction; provided, however, that any debts or obligations to be repaid to the Investment Limited Partners or any Affiliate thereof pursuant to this Clause Fifth shall be repaid prior to the repayment of any such debts or obligations to any General Partner or Affiliate thereof;

	Sixth, to the payment to the Investment Limited Partner of an amount equal to its Invested Amount, in each case minus any prior distributions made to such Partner under this Clause Sixth but never an amount less than zero;

	Seventh, to the repayment to the General Partner of its paid-in capital contributions in the amount set forth on Schedule A attached hereto as of the Admission Date minus any prior distributions made to them under this Clause Seventh; and

	Eighth, any balance 19.999% to the Investment Limited
Partner, 0.001% to the Special Limited Partner and 80% to the
General Partners.

	10.4	Distributions Upon Dissolution  TC "10.4
	Distributions Upon Dissolution" \f C \l "2"

	(a)	Upon dissolution and termination, after payment of, or
adequate provision for, the debts and obligations of the Partnership, the remaining assets of the Partnership shall be distributed to the Partners in accordance with the positive balances in their Capital Accounts after taking into account all Capital Account adjustments for the Partnership taxable year, including adjustments to Capital Accounts pursuant to Sections 10.3(b) and 10.4(b). In the event that a General
Partner, other than a General Partner admitted pursuant to any of
Section 4.4(b) or Section 7.5, or Additional Limited Partner has a negative balance in its Capital Account following the liquidation of the Partnership or such Partner's Interest, after taking into account all Capital Account adjustments for the Partnership taxable year in which such liquidation occurs, such Partner shall pay to the Partnership in cash an amount equal to the negative balance in such Partner's Capital Account. Such payment shall be made by the end of such taxable year (or, if later, within ninety (90) days after the date of such liquidation) and shall, upon liquidation of the Partnership, be paid to recourse creditors of the Partnership or distributed to other Partners in accordance with the positive balances in their Capital Accounts.

	(b)	With respect to assets distributed in kind to the
Partners in liquidation or otherwise, (i) any unrealized appreciation or unrealized depreciation in the values of such assets shall be deemed to be profits and losses realized by the Partnership immediately prior to the liquidation or other distribution event; and (ii) such profits and losses shall be allocated to the Partners in accordance with Section 10.3(b), and any property so distributed shall be treated as a distribution of an amount in cash equal to the excess of such fair market value over the outstanding principal balance of and accrued interest on any debt by which the property is encumbered. For the purposes of this Section 10.4(b), "unrealized appreciation" or "unrealized depreciation" shall mean the difference between the fair market value of such assets, taking into account the fair market value of the associated financing (but subject to Section 7701(g) of the Code), and the Partnership's adjusted basis for such assets as determined under Regulation Section 1.704-1(b). This Section 10.4(b) is merely intended to provide a rule for allocating unrealized gains and losses upon liquidation or other distribution event, and nothing contained in this Section 10.4(b) or elsewhere herein is intended to treat or cause such distributions to be treated as sales for value. The fair market value of such assets shall be determined by an appraiser to be selected by the General Partners with the Consent of the Investment Limited Partner.

	10.5	Special Provisions  TC "10.5	Special Provisions" \f C
\l "2"

	(a)	Except as otherwise provided in this Agreement, all
profits, tax-exempt income, losses, non-deductible non-capitalizable expenditures, tax credits and cash distributions shared by a class of Partners shall be shared by each Partner in such class in the ratio of such Partner's paid-in Capital Contribution to the paid-in Class Contribution of the class of Partners of which such Partner is a member.

	(b)	Notwithstanding the foregoing provisions of this
Article X:

	(i)	If (a) the Partnership incurs recourse obligations
or Partner Non-Recourse Debt (including, without limitation, Subordinated Loans) or (b) the Partnership incurs losses from extraordinary events which are not recovered from insurance or otherwise (collectively "Recourse Obligations") in respect of any Partnership taxable year, then the calculation and allocation of profits and losses shall be adjusted as follows: first, an amount of deductions attributable to the Recourse Obligations (consisting of deductions other than cost recovery deductions) shall be allocated to the General Partners; and second, the balance of deductions (including all cost recovery deductions) shall be allocated as provided in Section 10.2(a). For purposes of this section, extraordinary events include casualty losses, losses resulting from liability to third parties for tortuous injury, losses resulting from a breach of legal duty by the Partnership or by the General Partners, and losses resulting from other liabilities which are not incurred in the ordinary course of business. Nothing in this Section 10.5(b)(i) shall prevent the Partnership from recovering an extraordinary loss from a General Partner who is liable therefor by law or under this Agreement.

	(ii)	If any Recourse Obligations shall be repaid from
Cash Flow generated in respect of any Partnership taxable year, then the allocation of profits and losses under
Section 10.2(a) for such year shall be adjusted as follows: first, the General Partners shall be allocated an amount of the gross income of the Partnership equal to the lesser of
(i) the amount of items of Loss previously allocated to the General Partner under Section 10.5(b)(i) and not previously offset by allocations of Profits or items thereof, and (ii) the amount of the Excess Expenses repaid in such year.

	(iii)	If the Partnership shall receive any purchase
money indebtedness in partial payment of the purchase price of the Apartment Complex and such indebtedness is distributed to the Partners pursuant to the provisions of
Section 10.3(b) or Section 10.4, the distributions of the cash portion of such purchase price and the principal amount of such purchase money indebtedness hereunder shall be allocated among the Partners in the following manner: On the basis of the sum of the principal amount of the purchase money indebtedness and cash payments received on the sale (net of amounts required to pay Partnership obligations and fund reasonable reserves), there shall be calculated the percentage of the total net proceeds distributable to each Partner based on Section 10.3(b) or Section 10.4 as applicable, treating cash payments and purchase money indebtedness principal interchangeably for this purpose, and the respective Partners shall receive such respective percentages of the net cash purchase price and purchase money principal. Payments on such purchase money indebtedness retained by the Partnership shall be distributed in accordance with the respective portions of principal allocated to the respective Partners in accordance with the preceding sentence, and if any such purchase money indebtedness shall be sold, the sale proceeds shall be allocated in the same proportion.

	(iv)	Income, gain, loss and deduction with respect to
any asset which has a variation between its basis computed in accordance with Treasury Regulation Section 1.704-1(b) and its basis computed for Federal income tax purposes shall be shared among the Partners so as to take account of such variation in a manner consistent with the principles of
Section 704(c) of the Code and Treasury Regulation Section
1.704-1(b)(2)(iv)(g).

	(v)	The terms "profits" and "losses" used in this
Agreement shall mean income and losses, and each item of income, gain, loss, deduction or credit entering into the computation thereof, as determined in accordance with the accounting methods followed by the Partnership and computed in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv). Profits and losses for federal income tax purposes shall be computed and allocated in the same manner as set forth in this Article X, except as provided in
Section 10.5(b)(iv).

	(vi)	If there is a net decrease in Partnership Minimum
Gain during a Partnership taxable year, each Partner will be allocated items of income and gain for such year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain during the year, before any other allocation of Partnership items for such taxable year. A Partner shall not be subject to this mandatory allocation of income or gain to the extent that any of the exceptions provided in Treasury Regulation
Section 1.704-2(f)(2)-(5) applies. All allocations pursuant to this Section 10.5(b)(vi) shall be in accordance with Treasury Regulation Section 1.704-2(f). This provision is a "minimum gain chargeback" within the meaning of Treasury Regulation Section 1.704-2(f) and shall be construed as such.

	(vii)	If there is a net decrease in Partner
Non-Recourse Debt Minimum Gain during a Partnership taxable year, then each Partner with a share of the minimum gain attributable to such debt at the beginning of such year will be allocated items of income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Non-Recourse Debt Minimum Gain during the year. A Partner is not subject to this Partner Non-Recourse Debt Minimum Gain chargeback to the extent that any of the exceptions provided in Treasury Regulation Section 1.704-2(i)(4) applied consistently with Treasury Regulation Section 1.704-2(f)(2)-(5) applies. Such allocations shall be made in a manner consistent with the requirements of Treasury Regulation Section 1.704-2(i)(4) under Section 704 of the Code.

	(viii)	If a Limited Partner unexpectedly receives
(a) an allocation of loss or deduction or expenditures described in Section 705(a)(2)(B) of the Code made
(1) pursuant to Section 704(e)(2) of the Code to a donee of an Interest, (2) pursuant to Section 706(d) of the Code as the result of a change in any Partner's Interest, or
(3) pursuant to Regulation Section 1.751-1(b)(2)(ii) as a result of a distribution by the Partnership of unrealized receivables or inventory items or (b) a distribution, and such allocation and/or distribution would cause the negative balance in such Partner's Capital Account to exceed (i) such Partner's share of Partnership Minimum Gain plus (ii) the amount of such Partner's obligation (actual or deemed), to restore a negative balance in such Partner's Capital Account plus (iii) such Partner's share of Partner Non-Recourse Debt Minimum Gain, then such Partner shall be allocated items of income and gain in an amount and manner sufficient to eliminate such negative balance as quickly as possible. For purposes of this Section 10.5(b)(viii), a Partner's Capital Account shall be treated as reduced by Qualified Income Offset Items.

	(ix)	In the event that any fee payable to any General
Partner or any Affiliate thereof shall instead be determined to be a non-deductible, non-capitalizable distribution from the Partnership to a Partner for Federal income tax purposes, then there shall be allocated to such General
Partner in the year(s) of payment an amount of gross income equal to the amount of such distribution in such year.

	(x)	In applying the provisions of Article X with
respect to distributions and allocations, the following ordering of priorities shall apply:

	(1)	Capital Accounts shall be deemed to be
reduced by Qualified Income Offset Items.

	(2)	Capital Accounts shall be reduced by
distributions of Cash Flow under Section 10.3(a).

	(3)	Capital Accounts shall be reduced by
distributions from Capital Transactions under
Section 10.3(b).

	(4)	Capital Accounts shall be increased by any
minimum gain chargeback under Section 10.5(b)(vi) or
Section 10.5(b)(vii).

	(5)	Capital Accounts shall be increased by any
qualified income offset under Section 10.5(b)(viii).

	(6)	Capital Accounts shall be increased by
allocations of profits under Section 10.2(a).

	(7)	Capital Accounts shall be reduced by
allocations of losses under Section 10.2(a).

	(8)	Capital Accounts shall be reduced by
allocations of losses under Section 10.2(b).

	(9)	Capital Accounts shall be increased by
allocations of profits under Section 10.2(b).

	(xi)	To the maximum extent permitted under the Code,
allocations of profits and losses shall be modified so that the Partners' Capital Accounts reflect the amounts they would have reflected if adjustments required by Sections 10.5(b)(vi), 10.5(b)(vii) and 10.5(b)(viii) had not occurred.

	10.6	Authority of the General Partners to Vary Allocations
to Preserve and Protect the Partners' Intent  TC "10.6	Authority
of the General Partners to Vary Allocations to Preserve and Protect the Partners' Intent" \f C \l "2"

	(a)	It is the intent of the Partners that each Partner's
distributive share of profits, tax-exempt income, losses, non-deductible non-capitalizable expenditures and credits (and items thereof) shall be determined and allocated in accordance with this Agreement to the fullest extent permitted by Section 704(b) of the Code. In order to preserve and protect the determinations and allocations provided for in this Agreement, the General
Partners are hereby authorized and directed to allocate profits, tax-exempt income, losses, non-deductible non-capitalizable expenditures and credits (and items thereof) arising in any year differently than otherwise provided for in this Agreement to the extent that allocating profits, tax-exempt income, losses, non-deductible non-capitalizable expenditures or credits (or any item thereof) in the manner provided for herein would cause the determinations and allocations of each Partner's distributive share of profits, tax-exempt income, losses, non-deductible non-capitalizable expenditures or credits (or any item thereof) not to be permitted by Section 704(b) of the Code. Any allocation made pursuant to this Section 10.6 shall be deemed to be a complete substitute for any allocation otherwise provided for in this Agreement, and no amendment of this Agreement or approval of any Partner shall be required.

	(b)	In making any allocation (the "New Allocation") under
Section 10.6(a), the General Partners are authorized to act only after having been advised in writing by the Tax Accountants or the Special Limited Partner that, under Section 704(b) of the Code, (i) the New Allocation is necessary, and (ii) the New Allocation is the minimum modification of the allocations otherwise provided for in this Agreement necessary in order to assure that, either in the then-current year or in any preceding year, each Partner's distributive share of profits, tax-exempt income, losses, non-deductible non-capitalizable expenditures and credits (or any item thereof) is determined and allocated in accordance with this Agreement to the fullest extent permitted by
Section 704(b) of the Code.

	(c)	If the General Partners are required by Section 10.6(a)
to make any New Allocation in a manner less favorable to the Limited Partners than is otherwise provided for herein, then the General Partners are authorized and directed, only after having been advised in writing by the Tax Accountants or the Special
Limited Partner that such an allocation is permitted by Section
704(b) of the Code, to allocate profits, tax-exempt income, losses, non-deductible non-capitalizable expenditures and credits
(and any item thereof) arising in later years in such manner so as to bring the allocations of profits, tax-exempt income, losses, non-deductible non-capitalizable expenditures and credits
(and each item thereof) to the Limited Partners as nearly as possible to the allocations thereof otherwise contemplated by this Agreement.

	(d)	New Allocations made by the General Partners under
Section 10.5(a) and Section 10.5(c) in reliance upon the advice of the Tax Accountants shall be deemed to be made pursuant to the fiduciary obligation of the General Partners to the Partnership and the Limited Partners, and no such allocation shall give rise to any claim or cause of action by any Limited Partner.


ARTICLE XI	Management Agent  TC "ARTICLE XI	Management Agent" \f
C \l "1"

	A.	The General Partners shall engage the Management Agent
to manage the Apartment Complex pursuant to the Management
Agreement. The Management Agent shall receive a Management Fee of those amounts payable from time to time by the Partnership to the Management Agent for management services in accordance with a management contract approved by each Agency (if such approval is required) or, when the Apartment Complex is not subject to Agency regulation, in accordance with a reasonable and competitive fee arrangement and in no event in excess of 6% of gross rental income from the Apartment Complex. From and after the Admission
Date, the Partnership shall not enter into any Management
Agreement or modify or extend any Management Agreement unless (i) the General Partners shall have obtained the prior written consent of the Special Limited Partner to the identity of the Management Agent and the terms of the Management Agreement or the modification or extension thereof and (ii) such new Management Agreement or modified or extended Management Agreement provides that it is terminable by the Partnership on thirty (30) days' notice by the Partnership in the event of any change in the identity of the General Partners.

	B.	No duplicate property management fees shall be paid to
any Person.

	C.	If (i) the Management Agent is a General Partner or an
Affiliate of a General Partner, and (a) the Apartment Complex shall be subject to a substantial building code violation which shall not have been cured within six months after notice from the applicable governmental agency or department or (b) the Partnership shall not have Cash Flow of at least $1,500 during any year after 2000, or (ii) an Event of Bankruptcy shall occur with respect to the Management Agent, or (iii) the Management
Agent shall commit willful misconduct or gross negligence in its conduct of its duties and obligations under the Management
Agreement or (iv) there is any change in the identity of the General Partners, or (v) the Management Agent is cited by any Agency, including the Credit Agency or any other governmental agency, for a violation or alleged violation of any applicable rules, regulations or requirements, including, but not limited to, non-compliance with the Minimum Set-Aside Test, the Rent Restriction Test or any other Tax Credit-related provision, then, upon request by the Special Limited Partner and subject to Agency approval, if required, the General Partners must cause the Partnership to promptly terminate the Management Agreement with the Management Agent and appoint a new Management Agent selected by the Special Limited Partner, which new Management Agent shall not be an Affiliate of a General Partner. Each General Partner hereby grants to the Special Limited Partner an irrevocable (to the extent permitted by applicable law) power of attorney coupled with an interest to take any action and to execute and deliver any and all documents and instruments on behalf of such General Partner and the Partnership as the Special Limited Partner may deem to be necessary or appropriate in order to effectuate the provisions of this Article XI.C. Subject to Agency approval, if required, the Partnership shall not enter into any future management arrangement or renew or extend any existing management arrangement unless such arrangement is terminable without penalty upon the occurrence of the events described in this Article XI.

	D.	The General Partners shall have the duty to manage the
Apartment Complex during any period when there is no Management
Agent.


ARTICLE XII	Books and Records, Accounting, Tax Elections, Etc.
TC "ARTICLE XII	Books and Records, Accounting, Tax Elections,
Etc." \f C \l "1"

	12.1	Books and Records  TC "12.1	Books and Records" \f C
\l "2"

	The Partnership shall maintain all books and records which are required under the Uniform Act or by any governmental agency having jurisdiction (including without limitation Tax Credit compliance records as required in Section 12.9) and may maintain such other books and records as the General Partners in their discretion deem advisable. Every Limited Partner, or its duly authorized representatives, shall at all times have access to the records of the Partnership at the principal office of the Partnership at any and all reasonable times, and may inspect and copy any of such records. A list of the names and addresses of all of the Limited Partners shall be maintained as part of the books and records of the Partnership and shall be mailed to any Limited Partner upon request. A reasonable charge for copy work may be charged by the Partnership.

	12.2	Bank Accounts  TC "12.2	Bank Accounts" \f C \l "2"

	The bank accounts of the Partnership shall be maintained in the Partnership's name with such financial institutions as the General Partners shall determine; provided, however, that no such account may be held in a bank which is an Affiliate of any General Partner unless the prior written consent of the Special Limited Partner shall have been received thereto. Withdrawals shall be made only in the regular course of Partnership business on such signature or signatures as the General Partners may determine. All deposits (including security deposits and other funds required to be escrowed by the Lenders) and other funds not needed in the operation of the business shall be deposited, if required by applicable law and to the extent permitted by applicable Agency or Mortgage requirements, in interest-bearing accounts or invested in United States Government obligations maturing within one year.

	12.3	Auditors  TC "12.3	Auditors" \f C \l "2"

	(a)	The Auditors shall prepare, for execution by the
General Partners, all tax returns of the Partnership. Prior to the filing of the Partnership tax returns, and in no event later than February 1 of each year, the Auditors shall deliver the tax returns for such year to the Tax Accountants for their review and comment. If a dispute arises between the Auditors and the Tax Accountants over the proper preparation of the tax returns and such dispute cannot be resolved by the Auditors and the Tax Accountants by March 1 of such year, then the Tax Accountants shall make the final decision on whether any changes are necessary. The Partnership shall reimburse BCCLP for all reasonable costs and expenses paid to the Tax Accountants for the aforementioned services.

	(b)	The Auditors shall audit and certify all annual
financial reports to the Partners in accordance with generally accepted auditing standards.

	(c)	If the Partnership fails to fulfill any of its
obligations under Section 12.7(a)(i) and/or Section 12.7(a)(ii) within the time periods set forth therein, at any time thereafter upon notice from the Special Limited Partner that a change in the identity of the Auditors is desired, the General Partners, on behalf of the Partnership, shall promptly terminate the Partnership's engagement of the Auditors, and the prior written consent of the Special Limited Partner must be received to the appointment of replacement Auditors. If no such consent is received to the appointment of replacement Auditors within thirty
(30) days of the notice from the Special Limited Partner to replace the Auditors, then the Special Limited Partner shall appoint replacement Auditors of its own choosing, the cost of which shall be borne by the Partnership as a Partnership expense. All Partners hereby grant to the Special Limited Partner a special power of attorney, irrevocable to the extent permitted by law, coupled with an interest, to so appoint replacement Auditors and to do anything else which in the view of the Special Limited Partner may be necessary or appropriate to accomplish the purposes of this Section 12.3(c).

	12.4	Cost Recovery and Elections  TC "12.4	Cost Recovery
and Elections" \f C \l "2"

	(a) 	With respect to all depreciable assets for which cost
recovery deductions are permitted, the Partnership shall elect to use, so far as permitted by the provisions of the Code, accelerated cost recovery methods. However, the Partnership may change to another method of cost recovery if such other method is, in the opinion of the Auditors, more advantageous to the Investment Limited Partner and the limited partners and/or holders of beneficial assignee certificates thereof.

	(b)	Subject to the provisions of Section 12.5, all other
elections required or permitted to be made by the Partnership under the Code shall be made by the General Partners in such manner as will, in the opinion of the Auditors, be most advantageous to the Investment Limited Partner and the limited partners.

	12.5	Special Basis Adjustments  TC "12.5	Special Basis
Adjustments" \f C \l "2"

	In the event of a transfer of all or any part of the Interest of the Investment Limited Partner or a transfer of all or any part of an interest of a partner and/or holder of beneficial assignee certificates of the Investment Limited Partner, the Partnership shall elect, upon the request of the Investment Limited Partner, pursuant to Section 754 of the Code, to adjust the basis of the Partnership property. Any adjustments made pursuant to said Section 754 shall affect only the successor in interest to the transferring Partner or partner and/or holder of beneficial assignee certificates thereof. Each Partner will furnish the Partnership all information necessary to give effect to such election.

	12.6	Fiscal Year  TC "12.6	Fiscal Year" \f C \l "2"

	The fiscal and tax year of the Partnership shall be the calendar year. The books of the Partnership shall be kept on an accrual basis.

	12.7	Information to Partners  TC "12.7	Information to
Partners" \f C \l "2"

	(a) The General Partners shall cause to be prepared and distributed to all Persons who were Partners at any time during a fiscal year of the Partnership:

	(i)	Within forty-five (45) days after the end of each
fiscal year of the Partnership, (A) a balance sheet as of the end of such fiscal year, a statement of income, a statement of partners' equity, and a statement of cash flows, each for the year then ended, all of which, except the statement of cash flows, shall be prepared in accordance with generally accepted accounting principles and accompanied by a report of the Auditors containing an opinion of the Auditors, and (B) a report of the activities of the Partnership during the period covered by the report.
With respect to any distribution to the Investment Limited Partner, the report called for shall separately identify distributions from (1) Cash Flow from operations during the period, (2) Cash Flow from operations during a prior period which had been held as reserves, (3) proceeds from disposition of property and investments, (4) lease payments on net leases with builders and sellers, (5) reserves from the gross proceeds of the Capital Contribution of the Investment Limited Partner, (6) borrowed monies, and
(7) transactions outside of the ordinary course of business with a description thereof.

	(ii)	Within thirty (30) days after the end of each
fiscal year of the Partnership, all information relating to the Partnership and/or the Apartment Complex which is necessary, in the view of the Tax Accountants, for the preparation of the Limited Partners' Federal income tax returns together with a draft of the Partnership's Federal income tax return and, promptly following the filing thereof with the Service, a final copy of such return as filed.

	(iii)	Within thirty (30) days after the end of each
quarter of a fiscal year of the Partnership, a report containing:

	(A)	a balance sheet, which may be unaudited;

	(B)	a statement of income and expenses for the
quarter then ended, which may be unaudited, in the form specified by BCCLP;

	(C)	a statement of cash flows for the quarter
then ended, which may be unaudited;

	(D)	a certification of the General Partners that
the Apartment Complex and its tenants are in compliance with all applicable federal, state and local requirements and regulations;

	(E)	a low-income housing tax credit monitoring
form and an Occupancy/Rental Report, all in the form specified by BCCLP;

	(F)	a copy of the rent roll for the Apartment
Complex; and

	(G)	all other information which would be
pertinent to a reasonable investor regarding the Partnership and its activities during the quarter covered by the report.

	(iv)	Within forty five (45) days after the end of each
fiscal year of the Partnership a copy of the annual report or Form(s) 8609 to be filed with the United States
Department of the Treasury concerning the status of the Apartment Complex as low-income housing and any reports filed in connection with the compliance monitoring conducted by the Credit Agency.

	(b)	Upon the written request of the Investment Limited
Partner for further information with respect to any matter covered in item (a) above, the General Partners shall furnish such information within thirty (30) days of receipt of such request.

	(c)	Within ninety (90) days after the end of each fiscal
year of the Partnership, the General Partners shall provide to the Limited Partners:

	(i)	a certification from the General Partners that (A)
all Construction and/or Permanent Mortgage payments and taxes and insurance with respect to the Apartment Complex are current as of the date of the year-end report, (B) there is no default under the Project Documents or this Agreement, or if there is any such default, a detailed description thereof, and (C) there is no building, health or fire code violation or similar violation of a governmental law, ordinance or regulation against the Apartment Complex or, if there is any such violation, a detailed description thereof;
and

	(ii)	a descriptive statement of all transactions during
the fiscal year between the Partnership and General Partners or any Affiliate thereof, including the nature of the transaction and the payments involved.

	(d)	Within fifteen (15) days after the end of any calendar
quarter during which:

	(i)	there is a material default by the Partnership
under any Project Document or in the payment of any mortgage, taxes, interest or other obligation on secured or unsecured debt,

	(ii)	any reserve has been reduced or terminated by
application of funds therein for purposes materially different from those for which such reserve was established,

	(iii)	any General Partner has received any notice
of a material fact which may substantially affect further distributions or Tax Credit allocations to any Limited
Partner, or

	(iv)	any Partner has pledged or collateralized its
Interest in the Partnership,

the General Partners shall send the Investment Limited Partner a detailed report of such event.

	(e)	After the Admission Date, the Partnership shall send to
the Investment Limited Partner, on or before the tenth day of each month, the monthly housing credit monitoring form in a form prescribed by BCCLP, as well as copies of all applicable periodic reports covering the status of project operations from the previous period, as may be required by the Credit Agency or any other Agency.

	(f)	On or before ninety (90) days after the expiration of
each fiscal year of a General Partner, such General Partner shall send to the Investment Limited Partner copies of the balance sheet and income statement of such General Partner for such fiscal year, which financial statements shall be reviewed by an independent certified public accountant in the case of a General Partner who is a natural person and reviewed by an independent certified public accountant in the case of a General Partner which is an Entity.

	(g)	Upon receipt, the Partnership shall send to the
Investment Limited Partner copies of all documents evidencing any "carryover allocation" pursuant to Section 42(h)(1)(E) of the Code and the Form(s) 8609 evidencing the Tax Credit allocation. Promptly after Permanent Mortgage Commencement, the General Partners shall send to BCCLP a closing binder containing photocopies of the fully-executed versions of all documents signed in connection with the Permanent Mortgage. The General Partners hereby consent to any Agency's providing BCCLP with copies of all material communications between any such office and the General Partners and/or the Partnership, including, but not limited to, any notices of default. From and after any date upon which the General Partners receive notice from the Investment Limited Partner that the Investment Limited Partner would like copies of the monthly rent rolls for the Apartment Complex to be sent to BCCLP, the General Partners shall send copies of the rent rolls to BCCLP no later than ten (10) days after the expiration of each month.

	(h)	If either (A) the Completion Date or (B) the date upon
which tenants first occupied apartment units in the Apartment
Complex after the rehabilitation of such units shall have occurred six months or more prior to the date upon which the Investment Limited Partner acquired its Interest in the Partnership, then the General Partners shall cause to be prepared and delivered to the Investment Limited Partner within sixty (60) days of the Admission Date the following items:

	(i)	An unaudited statement of income of the
Partnership for the year (or such shorter period as there may be from the date of the most recent audited statement of income of the Partnership) ended on the date upon which the Investment Limited Partner acquired its Interest in the Partnership; and

	(ii)	An audited statement of income of the Partnership
for any fiscal year of the Partnership ending between
(A) the earlier of (1) the Completion Date or (2) the date upon which tenants first occupied apartment units in the Apartment Complex after the rehabilitation of such units and
(B) the date upon which the Investment Limited Partner acquired its Interest in the Partnership.

	(i)	Within thirty (30) days of the Completion Date, the
General Partners shall prepare, or cause the Auditors to prepare, and deliver to each Limited Partner a Tax Credit basis worksheet for each building in the Apartment Complex, all in a form specified by BCCLP.

	(j)	Prior to October 15 of each year, the Partnership shall
send to the Investment Limited Partner an estimate of the Investment Limited Partner's share of the tax credits, profits and losses of the Partnership for Federal income tax purposes for the current fiscal year. Such estimate shall be prepared by the General Partners and the Auditors and shall be in the form specified by BCCLP.

	(k)	Prior to December 1 of each year, the Partnership shall
send to the Investment Limited Partner the operating budget for the Apartment Complex for the next fiscal year, which shall show in reasonable detail, for such next fiscal year compared to the current fiscal year, the General Partners' best estimate of
(i) rental and other revenues and (ii) expenditures for debt service and all customary categories of operating expenses.

	(l)	On or before January 31st (beginning in the year 2000)
of each Partnership fiscal year, the Partnership shall send to the Investment Limited Partner copies of the complete insurance policies satisfactory to the Investment Limited Partner so that the Investment Limited Partner will be able to determine that insurance policies required to be maintained on the Apartment
Complex pursuant to Section 6.5(c) are in force, accompanied by a certificate of the General Partners stating that such insurance policies satisfy the requirements of Section 6.5(c).

	(m)	If the General Partners do not cause the Partnership to
fulfill its obligations under Section 12.7(a)(i) and/or
Section 12.7(a)(ii) within the time periods set forth therein, the General Partners shall pay as damages the sum of $250 per day to the Investment Limited Partner until such obligations shall have been fulfilled. Such damages shall be paid forthwith by the General Partners, and failure to so pay shall constitute a material default of the General Partners hereunder. In addition, if the General Partners shall fail so to pay, the General
Partners and their Affiliates shall forthwith cease to be entitled to the Partnership Management Fee and to the payment of any Cash Flow or Capital Transaction proceeds to which they may otherwise be entitled hereunder. Such payments of the Partnership Management Fee, Cash Flow and Capital Transaction proceeds shall be restored only upon the payment of such damages in full, and any amount of such damages not so paid shall be deducted against payments of the Partnership Management Fee, Cash
Flow and Capital Transaction proceeds otherwise due to the General Partners or their Affiliates.

	12.8	Expenses of the Partnership  TC "12.8	Expenses of the
Partnership" \f C \l "2"

	All expenses of the Partnership shall be billed directly to and paid by the Partnership.

	12.9	Tax Credit Compliance Records  TC "12.9	Tax Credit
Compliance Records" \f C \l "2"

	Except to the extent that another record storage method shall have been approved in writing by the Special Limited Partner, the General Partners shall cause all tenant leases, income certifications and other records required by the Code and the Agency to evidence that all tenants occupying Low-Income Apartment Units are Qualified Tenants to be stored in fireproof file cabinets in a secure location. Without limiting the foregoing, all such records relating to initial occupancy of each Low-Income Apartment Unit by Qualified Tenants and evidencing timely satisfaction of the Minimum Set-Aside Test shall be stored as aforesaid throughout the entire Compliance Period.


ARTICLE XIII	General Provisions  TC "ARTICLE XIII	General
Provisions" \f C \l "1"

	13.1	Restrictions by Reason of Section 708 of the Code  TC
"13.1	Restrictions by Reason of Section 708 of the Code" \f C
\l "2"

	No Disposition may be made if the Interest sought to be Disposed of, when added to the total of all other Interests Disposed of within the period of twelve consecutive months prior to the proposed date of the Disposition, could, in the opinion of tax counsel to the Partnership, result in the termination of the Partnership under Section 708 of the Code. This Section 13.1 shall have no application to any required repurchase of the Investment Limited Partner's Interest. Any Disposition in contravention of any of the provisions of this Section 13.1 shall be void ab initio and ineffectual and shall not bind or be recognized by the Partnership. Notwithstanding the foregoing provisions of this Section 13.1, however, the Investment Limited Partner may waive the provisions of this Section 13.1 at any time as to a Disposition or series of Dispositions, and in the event of such a waiver, this Section 13.1 shall have no force or effect upon such Disposition or series of Dispositions.

	13.2	Amendments to Certificate  TC "13.2	Amendments to
Certificate" \f C \l "2"

	Within one hundred twenty (120) days after the end of any Partnership fiscal year in which the Investment Limited Partner shall have received any distributions under Article X, the General Partners shall file an amendment to the Certificate reducing by the amount of its allocable share of such distribution the amount of Capital Contribution of the Investment Limited Partner as stated in the last previous amendment to the Certificate. However, Schedule A shall not be amended on account of any such distribution. The Partnership shall amend the Certificate as necessary to effect the substitution of substituted Limited Partners.

	Notwithstanding the foregoing provisions of this Section 13.2, no such amendments to the Certificate need be filed by the General Partners if the Certificate is not required to and does not identify the Limited Partners or their Capital Contributions in such capacity.

	13.3	Notices  TC "13.3	Notices" \f C \l "2"

	Any notice called for under this Agreement shall be in writing and shall be deemed adequately given if actually delivered or if sent by registered or certified mail, postage prepaid, to the party for whom such notice is intended at such party's last address of record on the Partnership books.

	13.4	Word Meanings  TC "13.4	Word Meanings" \f C \l "2"

	The words such as "herein," "hereinafter," "hereof" and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural, and vice versa, and each gender (masculine, feminine and neuter) shall include the other genders, unless the context requires otherwise. Each reference to a "Section" or an "Article" refers to the corresponding Section or Article of this Agreement, unless specified otherwise. References to Treasury Regulations (permanent or temporary) or Revenue Procedures shall include any successor provisions.

	13.5	Binding Effect  TC "13.5	Binding Effect" \f C \l "2"

	The covenants and agreements contained herein shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the respective parties hereto.

	13.6	Applicable Law  TC "13.6	Applicable Law" \f C \l "2"

	This Agreement shall be construed and enforced in accordance with the laws of the State.

	13.7	Counterparts  TC "13.7	Counterparts" \f C \l "2"

	This Agreement may be executed in several counterparts and all so executed shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the original or the same counterpart.

	13.8	Financing Regulations  TC "13.8	Financing
Regulations" \f C \l "2"

	So long as any of the Project Documents are in effect,
(a) each of the provisions of this Agreement shall be subject to, and the General Partners covenant to act in accordance with, the Project Documents; (b) the Project Documents shall govern the rights and obligations of the Partners, their heirs, executors, administrators, successors and assigns to the extent expressly provided therein; (c) upon any dissolution of the Partnership or any transfer of the Apartment Complex, no title or right to the possession and control of the Apartment Complex and no right to collect the rent therefrom shall pass to any Person who is not, or does not become, bound by the Project Documents in a manner satisfactory to each Agency; (d) no amendment to any provision of the Project Documents shall become effective without the prior written consent of each Agency (if required); and (e) the affairs of the Partnership shall be subject to Agency regulation, and no action shall be taken which would require the consent or approval of any Agency unless the prior consent or approval of such Agency shall have been obtained. No new Partner shall be admitted to the Partnership, and no Partner shall withdraw from the Partnership or be substituted for without the consent of each Agency (if such consent is then required). No amendment to this Agreement relating to matters governed by Agency regulations or requirements shall become effective until the prior written consent of each Agency (if required) to such amendment shall have been obtained.

	Any conveyance or transfer of title to all or any portion of the Apartment Complex required or permitted under this Agreement shall in all respects be subject to all conditions, approvals and other requirements of Agency rules and regulations applicable thereto.

	13.9	Separability of Provisions  TC "13.9	Separability of
Provisions" \f C \l "2"

	Each provision of this Agreement shall be considered separable and (a) if for any reason any provision is determined to be invalid, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid, and
(b) if for any reason any provision would cause the Investment Limited Partner to be bound by the obligations of the Partnership (other than the rules and regulations of an Agency and the requirements of any Lender), such provision or provisions shall be deemed void and of no effect.

	13.10	Paragraph Titles  TC "13.10	Paragraph Titles" \f
C \l "2"

	All article and section headings in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any article or section.

	13.11	Amendment Procedure  TC "13.11	Amendment
Procedure" \f C \l "2"

	This Agreement may be amended by the General Partners only with the Consent of the Investment Limited Partner and the prior written consent of the Special Limited Partner.

	13.12	Extraordinary Limited Partner Expenses  TC "13.12
	Extraordinary Limited Partner Expenses" \f C \l "2"

	Any and all reasonable costs and expenses incurred by the Investment Limited Partner and/or the Special Limited Partner in connection with exercising rights and remedies against the General Partners with respect to this Agreement, including without limitation, reasonable attorneys' fees, shall be paid by the General Partners on demand. All amounts due to the Investment Limited Partner and/or the Special Limited Partner pursuant to this provision shall bear interest from demand at a rate of 9%.

	If any General Partner breaches any provision of this Agreement, the Investment Limited Partner and/or the Special Limited Partner may employ an attorney or attorneys to protect its rights hereunder, and the General Partners shall pay on demand the reasonable attorneys' fees and expenses incurred by the Investment Limited Partner and/or the Special Limited Partner, whether or not a legal action is actually commenced against any General Partner by reason of such breach. All amounts due to the Investment Limited Partner and/or the Special Limited Partner pursuant to this provision shall bear interest from demand at a rate equal to 9%.

	13.13	Time of Admission  TC "13.13	Time of Admission"
\f C \l "2"

	The Investment Limited Partner shall be deemed to have been admitted to the Partnership as of the Commencement Date for all purposes of this Agreement, including Article X; provided, however, that if regulations are issued under the Code or an amendment to the Code is adopted which would require, in the opinion of the Auditors, that the Investment Limited Partner be deemed admitted on a date other than as of the Commencement Date, then the General Partners shall select a permitted admission date which is most favorable to the Investment Limited Partner.

	13.14	Certain Special Restrictions  TC "13.14	Certain
Special Restrictions" \f C \l "2"

	A.	Notwithstanding the amount of the Partnership
Management Fee set forth in Section 6.12(a), such fee shall never be more than the excess of (A) one-half of one per cent (0.5%) of the Aggregate Cost of the Apartment Complex over (B) the amount of the Asset Management Fee attributable to such year. Furthermore, Notwithstanding the amount of the Partnership Management Fee set forth in Section 6.12(a), such fee shall never be more than the excess of one-half of one per cent (0.5%) of the Aggregate Cost of the Apartment Complex. "Aggregate Cost" means the sum of (i) the total Capital Contributions made or anticipated to be made by the Investment Limited Partner plus
(ii) the proportionate amount of the mortgage loans on, and other debts related to, the Apartment Complex, which proportionate amount is equal to the Investment Limited Partner's initial pro rata interest in the profits, losses, and tax credits of the Partnership. The amount of the Aggregate Cost shall be determined upon payment of the last of the Installments of the Capital Contribution of the Investment Limited Partner and shall not thereafter be reduced.

	B.	Notwithstanding anything to the contrary in Article XI
hereof, should the Investment General Partner or an Affiliate thereof perform property management services for the Partnership, property management, rent-up or leasing fees shall be paid to the Investment General Partner or such Affiliate only for services actually rendered and shall be in an amount equal to the lesser of (i) fees competitive in price and terms with those of non-affiliated Persons rendering comparable services in the locality where the Apartment Complex is located and which could reasonably be available to the Partnership, or (ii) five per cent (5%) of the gross revenues of the Apartment Complex.

	C.		(b)	Except in extraordinary circumstances,
neither the Investment General Partner nor any Affiliate thereof shall be permitted to contract or otherwise deal with the Partnership for the sale of goods or services or the lending of money to the Partnership or the General Partners, except for
(i) management services, subject to the restrictions set forth in
Section 13.14(B), (ii) loans made by, or guaranteed by, the Investment General Partner or any of its Affiliates, and
(iii) those dealings, contracts or provision of services described in the Investment Partnership Agreement or the Prospectus. Extraordinary circumstances shall only be presumed to exist where there is an emergency situation requiring immediate action and the services required are not immediately available from unaffiliated parties. All services rendered under such circumstances must be rendered pursuant to a written contract which must contain a clause allowing termination without penalty on sixty (60) days' notice. Goods and services provided under such circumstances must be provided at the lesser of actual cost or the price charged for such goods or services by independent parties.

	D.	In the event extraordinary circumstances arise, the
Investment General Partner and its Affiliates may provide construction services in connection with the Apartment Complex. Neither the Investment General Partner nor any of its Affiliates shall provide such services unless it believes it has an adequate staff to do so and unless such provision of goods and construction services is part of its ordinary and ongoing business in which it has previously engaged, independent of the activities of the Investment Limited Partner. Any such services must be reasonable for and necessary to the Investment Limited Partner, actually furnished to the Investment Limited Partner, and provided at the lower of ten percent (10%) of the construction contract rate with respect to the Apartment Complex or ninety percent (90%) of the competitive price charged for such services by independent parties for comparable goods and services in the same geographic location (except that in the case of transfer agent, custodial and similar banking-type fees, and insurance fees, the compensation, price or fee shall be at the lesser of costs or the compensation, price or fee of any other Person rendering comparable services as aforesaid). Cost of services as used herein means the pro rata cost of personnel, including an allocation of overhead directly attributable to such personnel, based on the amount of time such personnel spent on such services or other method of allocation acceptable to the accountants for the Investment Limited Partner.

	E.	All services provided by the Investment General Partner
or any Affiliate thereof pursuant to Section 13.14(D) must be rendered pursuant to the Investment Partnership Agreement or a written contract which precisely describes the services to be rendered and all compensation to be paid and shall contain a clause allowing termination without penalty upon sixty (60) days' notice to the Investment General Partner by a vote of a majority in interest of the limited partners and assignees of beneficial interests in the Investment Limited Partner.

	F.	No compensation or fees may be paid by the Partnership
to the Investment General Partner or its Affiliates except as described in the Investment Partnership Agreement or in the Prospectus. "Prospectus" means the prospectus contained in the registration statement filed with the Securities and Exchange
Commission on behalf of the Investment Limited Partner for the registration of beneficial assignee certificates and/or limited partnership interests under the Securities Act of 1933, as amended, in the final form in which said prospectus is filed with said Commission and as thereafter amended and/or supplemented from time to time pursuant to Rule 424 under said Act, or otherwise.

	G.	Neither the Investment General Partner nor any
Affiliate thereof shall be given an exclusive right to sell, or exclusive employment to sell, the Apartment Complex.


[This page 61 ends here]

	WITNESS the execution hereof under seal as of the 1st day of January, 1999.



INVESTMENT LIMITED PARTNER:


BOSTON CAPITAL TAX CREDIT
FUND IV L.P., a Delaware
limited partnership

By:	Boston Capital
Associates IV L.P., its
general partner

By:	C&M Associates
d/b/a Boston Capital
Associates, its
general partner


By:/d/Bonnie Kate Fox
	Bonnie Kate Fox,
Attorney-In-Fact
for John P.
Manning, a Partner



GENERAL PARTNER:


T2G, INC




By: /s/Harold Thomas
      Harold Thomas, its
President













SPECIAL LIMITED PARTNER:

BCTC 94, INC


By: /s/Bonnie Kate Fox
      Bonnie Kate Fox,
Attorney-In-Fact
      for John P. Manning,
President















ORIGINAL (WITHDRAWING)
LIMITED PARTNER:

BELMONT IMPROVEMENT
ASSOCIATION, INC.



By: its President


MANAGEMENT AGENT CONSENT AND AGREEMENT

	The undersigned hereby executes this Agreement for the sole purpose of agreeing to the provisions of Article XI of the foregoing Amended and Restated Agreement of Limited Partnership notwithstanding any provision of the Management Agreement to the contrary.

MANAGEMENT AGENT

T.J. Properties, Inc.


By:	/s/Harold Thomas
	Harold Thomas, President


DEVELOPER CONSENT AND AGREEMENT

	The undersigned hereby executes this Agreement for the sole purpose of agreeing to the provisions of Sections 6.11, 6.12(b) and 6.12(d) of the foregoing Amended and Restated Agreement of Limited Partnership notwithstanding any provision of any development or other agreement to the contrary.

DEVELOPER

T2G, Inc.


By: /s/Harold Thoams
	Harold Thomas, its President




STATE OF ______________________	)
	) SS.
COUNTY OF ___________________	)

	BEFORE ME, the undersigned Notary Public in and for said County and State, personally appeared the above-named Harold Thomas, known to me to be the President of T2G, Inc., a Pennsylvania corporation who, being duly sworn, acknowledged that the statements therein are true and that he did sign the same as his free act and deed and that the same is the duly authorized free act and deed of T2G, Inc.

	WITNESS my hand and official seal this _________ day of ____________, 199__.


_________________________________
_
Notary Public


_________________________________
_
Name (Printed)

My Commission Expires:
____________

My County of Residence:
___________



STATE OF ______________________	)
	) SS.
COUNTY OF ___________________	)

	BEFORE ME, the undersigned Notary Public in and for said County and State, personally appeared the above-named ______________, known to me to be the _________ of Belmont Improvement Association, Inc., who, being duly sworn, acknowledged that the statements therein are true and that he did sign the foregoing instrument as his free act and deed and that the same is the duly authorized free act and deed of Belmont Improvement Association, Inc.

	WITNESS my hand and official seal this ___________ day of ____________, 199__.


_________________________________
_
Notary Public


_________________________________
_
Name (Printed)

My Commission Expires:
____________

My County of Residence:
___________

COMMONWEALTH OF MASSACHUSETTS	)
	) SS.
COUNTY OF SUFFOLK	)

	BEFORE ME, the undersigned Notary Public in and for said County and Commonwealth, personally appeared Bonnie Kate Fox, in her capacity as Attorney-in-Fact for the John P. Manning, a partner of C&M Associates d/b/a Boston Capital Associates, which is the general partner of Boston Capital Associates IV L.P., which is the general partner of Boston Capital Tax Credit
Fund IV L.P., who, being duly sworn, acknowledged that she did sign the foregoing instrument, that the statements therein contained are true and that the same is his free act and deed and the duly authorized free act and deed of the aforesaid parties.

	WITNESS my hand and official seal this ________ day of January, 1999.


_________________________________
_
Notary Public

_________________________________
_
Name (Printed)

My Commission Expires:
____________

My County of Residence:
___________



COMMONWEALTH OF MASSACHUSETTS	)
	) SS.
COUNTY OF SUFFOLK	)


	BEFORE ME, the undersigned Notary Public in and for said County and Commonwealth, personally appeared the above-named Bonnie Kate Fox, known to me to be the attorney-in-fact for John
P. Manning, the President of BCTC 94, Inc., who, being duly sworn, acknowledged that she did sign the foregoing instrument, that the statements therein contained are true and that the same is her free act and deed and the duly authorized free act and deed of John P. Manning and BCTC 94, Inc.

	WITNESS my hand and seal this _____ day of January, 1999.


_________________________________
_
Notary Public

_________________________________
_
Name (Printed)

My Commission Expires:
____________

My County of Residence:
___________

BELMONT AFFORDABLE HOUSING II, L.P.

Schedule A  TC "Schedule A" \f C \l "1"

As of
January 1, 1999



General Partners	Capital Contributions

T2G, Inc.	$37,453
675 Church Street
Springfield, Pennsylvania



Special Limited Partner	Capital Contribution


BCTC 94, Inc.	$10
c/o Boston Capital Partners, Inc.
One Boston Place
Boston, Massachusetts 02108

Investment Limited Partner	Capital Contribution


Boston Capital Tax Credit Fund IV L.P.	Total Agreed To:
	$1,839,184
(Series 34)	Paid In:	$1,576,181*
c/o Boston Capital Partners, Inc.
One Boston Place
Boston, Massachusetts 02108






*Paid-in Capital Contribution as of the date of this Schedule A.
Future Installments of Capital Contribution are subject to adjustment and are due at the times and subject to the conditions set forth in this Agreement.